GA SUBLEASE

SUBLEASE

1.	PARTIES.

This Sublease, dated as of March 9, 2018 (this “Sublease”) is made between Vividion Therapeutics, Inc., a Delaware corporation (“Sublessor”), and ONCOSEC MEDICAL INCORPORATED, a Nevada corporation (“Sublessee”).

2.	MASTER LEASE.

Sublessor is the lessee under that certain Lease Agreement dated February 22, 2017 (the “Master Lease”) attached as Exhibit ‘C’, wherein ARE-3535/3565 GENERAL ATOMICS COURT, LLC (“Lessor”) leased to Sublessor certain premises containing approximately 12,442 rentable square feet (the “Premises”), depicted on Exhibit ‘A-1’ hereto, in a building located in the City of San Diego, San Diego County, State of California, described as: 3565 General Atomics Court, San Diego, California, 92121 (the “Building”). All capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto pursuant to the Master Lease.

3.	PREMISES.

(A)	Sublessor hereby subleases the entire Premises to Sublessee, commencing upon the Commencement Date (as defined below), on the terms and conditions set forth in this Sublease. Sublessee’s rights hereunder shall include shared use of the Common Areas (as defined in, and subject to the terms of, the Master Lease). Subject to the terms of Article 41 of the Master Lease and the consent of Lessor, Sublessee’s employees will have the right to use and access the Amenities located in The Alexandria.

(B)	Sublessor shall have the right, following the Commencement Date, to temporarily occupy a portion of the Premises for its exclusive use as shown in Exhibit ‘A-2’ (“Temporary Premises”), and shall have the right to shared use of the remainder of the Premises from the Commencement Date until completion of certain Sublessor’s improvements (the “Phase 2 Work”) in its relocation space at the NR Premises (as defined below), which Sublessor shall exercise good faith efforts to complete not later than one hundred eighty (180) days following the Commencement Date (“Temporary Occupancy Period”). Sublessee and Sublessor shall use commercially reasonable efforts to respect each other’s privacy and work cooperatively during the Temporary Occupancy Period. Prior to the end of the Temporary Occupancy Period, Sublessor will remove its hazardous materials from the Temporary Premises and shall provide a report from an environmental health & safety company confirming that the Temporary Premises are free of any residual Hazardous Materials resulting from Sublessor’s use and occupancy of the Temporary Premises.

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(C)	Sublessee has executed a separate confidentiality and non-disclosure agreement contemporaneously with the Commencement Date.

4.	BUILDING CONDITION; ALTERATIONS.

Sublessor hereby assures Sublessee that all mechanical, electrical, HVAC and plumbing systems will be in good working order and condition as of the Commencement Date, failing which Sublessor shall be responsible for rectifying the same at Sublessor’s cost. Sublessee will have use of all existing infrastructure, including HVAC, water, gas, power, emergency generators and other equipment unique to the Building which has been designed to support the Premises to the extent provided by the Master Lease and subject to the terms and conditions thereof.

Sublessee, at Sublessee’s sole expense subject to the prior consent of Sublessor and Lessor, shall have the right to perform alterations in accordance to the terms of Section 12 of the Master Lease, excluding with respect to the Temporary Premises until expiration of the Temporary Occupancy Period. No such Alterations shall be permitted to interfere with Sublessor’s occupancy of the Temporary Space during the Temporary Occupancy Period. So long as Sublessor approves the Alterations, Sublessor shall use reasonable efforts to assist Sublessee in obtaining Lessor’s approval for the Tenant Improvements, at no cost to Sublessor, but Sublessor will have no liability and this Sublease will not be affected in the event Lessor refuses to consent to any or all of Sublessee’s proposed Alterations. At the expiration of the Term, Sublessee may (to the extent permitted by the Master Lease) and shall (if required by Lessor or Sublessor) remove from the Premises all Removeable Alterations and Tenant’s Property and shall repair any damage and perform any restoration work caused by such removal and shall otherwise comply with the Master Lease requirements for restoration of the Premises.

5.	TERM.

(A)	This Sublease is a component transaction of a larger transaction between the parties that includes an assignment by Sublessee to Sublessor of a lease of space in a different building at 5820 Nancy Ridge Drive in San Diego, California (the “NR Premises”), pursuant to that certain Assignment of Lease of even date herewith (the “NR Lease Assignment”) and the sublease by Sublessor of the NR Premises back to Sublessee pursuant to the terms of a sublease (the “NR Sublease”) entered into between Sublessor and Sublessee contemporaneously herewith. The Expiration Date of the NR Sublease and contemporaneous Commencement Date pursuant to this Sublease shall be the date of the “Space Swap.”

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(B)	This Sublease is being herewith executed by each of Sublessor and Sublessee and delivered into escrow pursuant to an escrow arrangement established pursuant to and described in paragraph 7 of the NR Lease Assignment (the “Escrow”). The term of this Sublease (the “Term”) shall commence, if at all, upon the release of the same, together with the other transaction documents held in Escrow, from said Escrow pursuant to the terms and conditions thereof (the “Commencement Date”) and shall expire on September 29, 2020 (“Expiration Date”), which is the day prior to the expiration date of the Master Lease.

6.	RENT AND ADDITIONAL RENT.

(A)	Sublessee shall pay to Sublessor, without deduction, setoff, notice or demand, at Sublessor’s address for payments as set forth below, the sum of $49,768.00 per month (based upon $4.00 per rentable square foot of the Premises) (“Base Rent”) on the first day of each month of the Term. Sublessee shall pay to Sublessor concurrently with the occurrence of the Commencement Date the sum of $80,214.00 as prepayment of the first month of Base Rent and estimated Operating Expenses, Amenities Fees and property management fees due hereunder, which shall be applied to sums due by Sublessee to Sublessor hereunder for the period from the Commencement Date until the last day of the month during which the Commencement Date occurs. Sublessee shall pay any balance owing with respect to first full month following the Commencement Date, remaining owing after the application of the Rent prepayment referred to above, on the first day of such month. Any overpayment of Rent shall be credited to sums hereinafter due from Sublessee to Sublessor. Base Rent shall escalate as provided in the Master Lease.

(B)	Commencing as of the Commencement Date and continuing thereafter throughout the Term of this Sublease, Sublessee shall pay as “Operating Expenses” its Pro Rata Share of all Operating Expenses (which includes utilities used within the Premises), Amenities Fees and Taxes, as defined in Master Lease. Sublessee’s Pro Rata Share is hereby agreed to be 32.83% subject to adjustment in the event of a remeasurement of the Building or Premises pursuant to the Master Lease (“Pro Rata Share”). Sublessee shall pay Operating Expenses based on estimates provided by Sublessor (which shall be based upon the estimates provided by Lessor under the Master Lease), at the same time and in the same manner as the payment of Base Rent. Upon Sublessor’s receipt of an Annual Statement (as defined in the Master Lease), Sublessee will be credited with its Pro Rata Share of any overpayment shown in such Annual Statement, or will pay, within fifteen (15) days after demand, its Pro Rata Share of any underpayment as shown in such Annual Statement. Incorporated into Operating Expenses is a property management fee imposed by Lessor under the Master Lease in an amount equal to three percent (3%) of the Base Rent. All sums payable by Sublessee hereunder, including, without limitation Operating Expenses (which includes the property management fee), may be referred to as “Additional Rent” and all Additional Rent, together with Base Rent may be referred to herein as “Rent.”

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(C)	Utilities and Janitorial. Sublessee will be responsible for all janitorial services and utility costs for the Premises commencing on the Commencement Date. Because there is not a separate electric meter in place for Premises, Sublessor may pass through a charge for Sublessee’s utilities based on Sublessee Pro Rata Share of the utility bills for the Building which is already included in the estimated Operating Expenses.

(D)	Abated Rent. Sublessee will not be entitled to the benefit of any rent abatement or reduction provided to Sublessor under the Master Lease. However, Sublessee shall receive abatement of its obligation to pay fifty percent (50%) of the monthly Base Rent, Operating Expenses and property management fees due hereunder during the second (2nd) through sixth (6th) full months of the Term of this Sublease (for instance, if Commencement Date is April 1, 2018 then 50% of Base Rent and Operating Expenses shall be abated for the months of May-September 2018). Sublessee shall be responsible for of all other Rent payable hereunder and for janitorial costs for the Sublease Premises during such Rent abatement period. In the event Sublessee defaults under this Sublease after the expiration of any applicable notice and cure period, Sublessor will be entitled to reimbursement of all Rent abated pursuant to this paragraph.

7.	USE.

The Sublease Premises may be used for research and development laboratory, related office and other related uses permitted by Applicable Laws, including zoning ordinances, but not in any event in contravention of the limitations and qualifications set forth in the Master Lease. Sublessee covenants that it will occupy the Premises in accordance with the terms of the Master Lease as incorporated herein, and all requirements of applicable law, code or ordinance, and will not suffer to be done or omit to do any act which may result in a violation of or a default under any of the terms and conditions of the Master Lease or any law, code or ordinance, or render Sublessor liable for any damage, charge or expense thereunder. Sublessee shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or act which is unlawful.

8.	SURRENDER UPON EXPIRATION DATE.

Sublessee shall surrender the Premises to Sublandlord at the expiration or earlier termination of the term of this Sublease and shall be responsible for all costs related to surrendering the Premises on the terms of the Master Lease, as if the term of the Master Lease had expired and the Premises was being surrendered to the Lessor pursuant thereto, including without limitation as respects the Surrender Plan set forth therein.

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9.	LANDLORD SOLELY RESPONSIBLE.

Sublessee agrees that Sublessor shall not be required to perform any of the covenants, agreements and/or obligations of Lessor under the Master Lease and, insofar as any of the covenants, agreements and obligations of Sublessor hereunder are required to be performed under the Master Lease by Lessor thereunder, Sublessee acknowledges and agrees that Sublessee will look solely to Lessor for such performance. Sublessor shall not be responsible for any failure or interruption, for any reason whatsoever, of the services, utilities or facilities that may be appurtenant or supplied to the Premises by Lessor or otherwise and no such failure will in any way excuse Sublessee’s performance under this Sublease or entitle Sublessee to any abatement of rent or other charge. Sublessee shall pay to Sublessor as Rent hereunder any and all sums which Sublessor may be required to pay Lessor arising out of a request by Sublessee for additional building services or for any charges Sublessor incurs for repairs or maintenance of the Premises required due to Sublessee’s use or misuse of the Premises and which are not required to be performed by the Lessor under the Master Lease, and which Lessor bills to Sublessor.

10.	ACCESS.

Subject to the Master Lease, casualty and Force Majeure events, Sublessee shall have 24/7 access to and use of the Premises.

11.	GENERATOR.

Sublessee shall, subject to and in accordance with the Master Lease, have access to any backup generator serving the Building and will pay all costs associated with such generator, including without limitation all repair and maintenance costs, which amounts will be payable as Additional Rent (and are included in the estimated Operating Expenses since Lessor performs such work). Neither Sublessor nor Lessor will have any liability on account of any failure of the generator to function, regardless of the cause of such failure, and Sublessee hereby waives any and all Claims resulting from any failure to function or malfunction of the generator.

12.	TRANSFERS.

Sublessee shall not assign, mortgage, encumber or otherwise transfer this Sublease or sublet the whole or any part of the Premises without the prior written consent of Lessor and Sublessor. Sublessor shall not unreasonably withhold consent to a proposed sublease by Sublessee of the entirety of the Premises. No assignment, subletting or other transfer shall relieve Sublessee of any liability under this Sublease. Consent to any such assignment, subletting or transfer shall not operate as a waiver of the necessity for consent to any subsequent assignment, subletting or transfer. In connection with each request for an assignment or subletting, Sublessee shall pay the reasonable cost of processing such assignment or subletting, including attorneys’ fees, and any fees or costs payable under the Master Lease, to each of Lessor and Sublessor within fifteen (15) days after demand by Sublessor.

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13.	PARKING.

Sublessee shall be provided parking per the Master Lease, which includes approximately 2.5 parking spaces per 1,000 square feet of rentable area of the Premises, subject to the terms of Article 10 of the Master Lease. Such parking will be provided free of charge throughout the Term.

14.	SIGNAGE.

Sublessor shall remove, at its expense, Sublessor’s suite entry and directly tablet signage, promptly following the Commencement Date. Subject to the approval and consent of the Lessor, Sublessee may request that Lessor install Sublessee’s suite entry and directory tablet signage and may install its signage on Monument Sign at Sublessee’s sole expense, and in accordance with Section 38 of the Master Lease. Sublessee will be responsible for obtaining all required consents and approvals for such sign. All such signage shall be removed on or prior to the Expiration Date and the costs associated with such removal shall be borne solely by Sublessee.

15.	FURNITURE, FIXTURES AND EQUIPMENT.

Sublessor shall leave the existing furniture, fixtures and equipment in Premises as listed in Exhibit ‘B’ (“FF&E”). Sublessee shall have free use of the FF&E for the Term of the Sublease, provided that from and after the Commencement Date, through and including the Expiration Date, Sublessee shall take good care of all of the foregoing property and their condition, as of the Expiration Date of this Sublease, shall be subject to only reasonable wear and tear. Ownership of the FF&E shall transfer to Sublessee upon Expiration Date so long as Sublessee has fully performed all of its obligations under this Sublease

16.	WARRANTIES.

Sublessor warrants and represents to Sublessee that, to Sublessor’s current actual knowledge, the Master Lease is in full force and effect and Sublessor is not in default or breach of any of the provisions of the Master Lease, and that Sublessor has no knowledge of any claim by Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease.

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17.	OTHER PROVISIONS OF SUBLEASE.

All applicable terms and conditions of the Master Lease are, except as contradicted by the terms and conditions of this Sublease, incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder (provided that under no circumstance shall Sublessor be responsible or liable in any way for the failure of the Lessor to perform any acts required under the Master Lease or to supply any item, including, but not limited to, any utility or service to the subleased Premises and no such failure will in any way excuse Sublessee’s performance under this Sublease or entitle Sublessee to any abatement of rent or other charge, except as may be expressly permitted by the terms of the Master Lease), Sublessee the lessee thereunder, and the Premises the Master Premises, except for the following: Section 2, the second paragraph of Section 3(a), Sections 35, 39 and 40 and Exhibits C, F and H of the Master Lease. Sublessee assumes and agrees to perform the lessee’s obligations under the Master Lease during the Term, except that the obligation to pay rent to Lessor under the Master Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with Section 6 of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall use commercially reasonable efforts, at Sublessee sole cost, to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. Sublessor shall not enter into a voluntary termination of the Master Lease as to the Sublease Premises without Sublessee’s prior consent, not to be unreasonably withheld. Notwithstanding the foregoing, Sublessor may assign or transfer the Master Lease without the consent of Sublessee and from and after the effective date of such transfer or assignment, Sublessee will look solely to such transferee or assignee for the performance of the obligation of Sublessor hereunder and Sublessor shall be released on all further obligations under this Sublease. If the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder. If the Master Lease terminates for any reason (other than a default by Sublessor under the Master Lease), this Sublease will terminate on the same date as the Master Lease, and Sublessor will have no liability to Sublessee on account of such termination. In all provisions of the Master Lease requiring tenant to submit, exhibit to, supply or provide Lessor with evidence, certificates, or any other matter or thing, Sublessee shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Lessor and Sublessor.

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18.	SECURITY DEPOSIT

Upon the Commencement Date, Sublessee shall deposit with Sublessor the sum of $49,768.00 as a security deposit (the “Security Deposit”) for the performance by Sublessee of its obligations under this Sublease. If Sublessee is in default, Sublessor may use the Security Deposit, or any portion of it, to cure the default or to compensate Sublessor for all damage sustained by Sublessor resulting from Sublessee’s default. Sublessee shall immediately on demand pay to Sublessor a sum equal to the portion of the Security Deposit expended or applied by Sublessor as provided in this Section so as to maintain the Security Deposit in the sum initially deposited with Sublessor. If Sublessee is not in default at the expiration or termination of this Sublease, or such later date upon fulfillment of all of Sublessee’s obligations can reasonably be confirmed, Sublessor shall return the Security Deposit to Sublessee. Sublessor’s obligations with respect to the Security Deposit are those of a debtor and not a trustee. Sublessor may maintain the Security Deposit separate and apart from Sublessor’s general and other funds or may commingle the Security Deposit with Sublessor’s general and other funds. Sublessor shall not be required to pay Sublessee any interest on the Security Deposit. Sublessee hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, now or hereafter in force, which provide that Sublessor may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Sublessee or to clean the Premises.

19.	INDEMIFICATION

In addition to any indemnity obligations set forth in the Master Lease and incorporated by reference herein and not in limitation thereof, Sublessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and Sublessor and their agents, partners and lenders, from and against any and all Claims (as defined in the Master Lease) arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Sublessee or Sublessee’s failure to perform or observe any of the terms and conditions of the Master Lease or this Sublease; provided that nothing in the foregoing will require Sublessee to indemnify Sublessor for any Claims to the extent arising out of the negligence or willful misconduct of Sublessor, its agents or employees. If any action or proceeding is brought against Lessor or Sublessor by reason of any of the foregoing matters, Sublessee shall upon notice defend the same at Sublessee’s expense by counsel reasonably satisfactory to Lessor and Sublessor, and Sublessor shall cooperate with Sublessee in such defense. Sublessor will indemnify Sublessee for Sublessor’s breach of Sublessor’s obligations under the Master Lease to the extent such breach was not caused or contributed to by Sublessee, its agents or employees. Nothing in this Section shall be deemed to affect Sublessor’s right to indemnification for liability or liabilities arising prior to termination of this Sublease for personal injury or property damage under any other indemnification or other provision of this Sublease.

20.	INSURANCE.

Sublessee will be required to obtain all of the types and levels of insurance required pursuant to Article 17 of the Master Lease; provided that Sublessee’s general liability insurance will name Sublessor as an additional insured in addition to naming the Landlord Parties (as defined in the Master Lease). Sublessee shall provide Sublessor with proof of such insurance coverage before the execution of this Sublease and prior to occupancy of the Premises, and the waiver of subrogation contained in Article 17 of the Master Lease shall apply in favor of both Sublessor and Lessor.

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21.	ATTORNEYS’ FEES.

If Sublessor or Sublessee shall commence legal action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorneys’ fees.

22.	AGENCY DISCLOSURE.

Sublessor and Sublessee each warrant that they have dealt with no other real estate broker in connection with this transaction except Hughes Marino, who represents both Sublessor and Sublessee (“Broker”) and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Sublease. Each Party agrees to indemnify and defend the other Party against and hold the other Party harmless for, from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent other than the Broker. The foregoing indemnity shall survive this Sublease. Sublessor will pay a commission to the Broker on account of this Sublease pursuant to a separate agreement.

23.	WAIVER & NOTICES.

No provision of or remedy under this Sublease may be waived or modified by either party unless expressly waived or modified in a writing signed by an officer of both parties. All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing and delivered in accordance with Section 42(a) of the Master Lease. All notices and demands by the Sublessor to Sublessee shall be sent to the Sublessee at the Premises, Attention: Chief Financial Officer or to such other place as Sublessee may from time to time designate in a notice to the Sublessor. All notices and demands by the Sublessee to Sublessor shall be mailed to the Sublessor at the address set forth for notices in the Master Lease, and to such other person or place as the Sublessor may from time to time designate in a notice to the Sublessee. Copies of all notices and demands by the Lessor to either party alleging any default under the terms of the Master Lease or this Sublease shall be promptly provided to the other party. In all provisions of the Master Lease requiring that the tenant thereunder deliver notice to Lessor, Sublessee shall be required to deliver notice concurrently to Sublessor and Lessor.

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24.	CONSENT.

Whenever the consent of Sublessor is required pursuant to the terms of this Sublease unless this Sublease expressly provides that such consent shall not be unreasonably withheld, conditioned or delayed, then consent may be withheld in Sublessor’s sole discretion. Whenever Lessor’s consent to such request is also required pursuant to this Sublease or the Master Lease, (i) it shall be reasonable for Sublessor to withhold its consent if Lessor withholds its consent, (ii) it shall be reasonable for Sublessor to delay its consent or withholding of such consent until such time as Lessor has given or denied its consent, (iii) it shall be reasonable for Sublessor to condition its consent upon any conditions imposed by Lessor upon Lessor’s consent, and (iv) Sublessor shall not be liable for or subject to a suit for specific performance based on Sublessor’s withholding, conditioning or delaying of consent caused by Lessor withholding, conditioning or delaying its consent to the same request.

25.	LESSOR’S CONSENT.

This Sublease is subject to and contingent upon Lessor’s execution of a Consent to Sublease in a form acceptable to Sublessor in Sublessor’s sole discretion within ten (10) days of the date hereof. In the event Lessor does not so execute such Consent to Sublease within such time, either party may terminate this Sublease upon written notice to the other party, which termination will be effective upon receipt. If this Sublease is terminated pursuant to this Section 25, Sublessor shall return to Sublessee any payment of Security Deposit and first month’s rent previously paid by Sublessee to Sublessor within ten (10) days after the termination date, and neither party shall have any liability to the other on account of this Sublease or any other actions between the parties prior to the termination date. For clarity, in the event of a termination, Sublessee will not be entitled to any reimbursement for costs or expenses incurred by Sublessee and Sublessee agrees that Sublessor shall have no liability or responsibility in connection therewith.

26.	COmpliance with laws.

Sublessee shall promptly comply with all Legal Requirements regulating Sublessee’s particular use, occupancy or improvement of the Premises. Sublessee shall be fully responsible for the cost of complying with all of the foregoing.

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27.	HAZARDOUS MATERIALS.

Sublessee shall not use or allow the use of any substance which constitutes a Hazardous Material under the Master Lease, except in strict accordance with the terms and conditions of the Master Lease and subject to all required consents and approvals of Lessor. Sublessee acknowledges the provisions of the Master Lease disclosing certain Pre-Existing Hazardous Materials and the Contemplated Covenant (both as defined in the Master Lease), and agrees that Lessor shall be solely responsible for such items and Sublessee shall not look to Sublessor in connection with such items. Sublessee hereby waives and releases Sublessor from any and all Claims relating to the Pre-Existing Hazardous Materials and the Contemplated Covenant. If Sublessee knows, or has reasonable cause to believe, that a Hazardous Material has come to be located in, on, under or about the Premises in violation of applicable laws or the Master Lease, Sublessee shall immediately give written notice of such fact to Sublessor, and provide Sublessor with a copy of any report, notice, claim or other documentation which Sublessee has concerning the presence of such Hazardous Material. Upon the expiration of the Term of this Sublease, Sublessee will prepare a Surrender Plan (which will be subject to the approval of Lessor and Sublessor) and return the Premises to Sublessor free of any residual Hazardous Materials resulting from Sublessee’s use and occupancy of the Premises. Nothing in this Section 27 is intended to or will be construed to impose any liability on Sublessee for any violation of the terms of the Master Lease applicable to Hazardous Material which violation is caused solely by Sublessor, its agents or employees.

28.	default.

The occurrence of any of the following events (each, an “Event of Default”) shall constitute a material default and breach of this Sublease by Sublessee: (a) a default under the Master Lease due to Sublessee’s acts or omissions; (b) the breach of any of the provisions of Article 20 of the Master Lease. Upon any Event of Default under this Sublease, Sublessor shall have all of the remedies available to Lessor pursuant to the Master Lease, including without limitation the remedies enumerated in Article 21 of the Master Lease. All rights and remedies of Sublessor herein enumerated or incorporated by reference above shall be cumulative, and none shall exclude any other right or remedy allowed by law or in equity, and all of the following may be exercised with or without legal process as then may be provided or permitted by the laws of the State in which the Premises are situated.

29.	HOLDOVER.

Notwithstanding any provision to the contrary contained in the Master Lease or this Sublease, (i) Sublessor expressly reserves the right to require Sublessee to surrender possession of the Premises upon the expiration of the Term or upon the earlier termination hereof and the right to assert any remedy at law or in equity to evict Sublessee and/or collect damages in connection with any such holding over, and (ii) Sublessee shall indemnify, defend and hold Sublessor harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, attorneys’ fees incurred or suffered by Sublessor by reason of Sublessee’s failure to surrender the Premises on the expiration or earlier termination of this Sublease in accordance with the provisions of this Sublease, including the payment of all holdover rent and penalties chargeable pursuant to the Master Lease.

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30.	ENTIRE AGREEMENT

This Sublease, including the Exhibits and documents referenced herein, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings. This Sublease shall not be modified except in writing signed by both Sublessor and Sublessee.

31.	Governing Law; Jurisdiction.

This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without reference to the conflicts of law principles thereof.

32.	COUNTERPARTS.

This Sublease may be executed in any number of counterparts, which may be delivered electronically, via facsimile or by other means. Each party may rely upon signatures delivered electronically or via facsimile as if such signatures were originals. Each counterpart of this Sublease shall be deemed to be an original, and all such counterparts (including those delivered electronically or via facsimile), when taken together, shall be deemed to constitute one and the same instrument.

[Signature Page Follows]

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In witness whereof, duly authorized representatives of the parties have executed and delivered this Sublease as of the Effective Date.

SUBLESSOR:		SUBLESSEE:

VIVIDION THERAPEUTICS, INC.,		ONCOSEC MEDICAL INCORPORATED,
a Delaware corporation		a Nevada corporation

By:	/s/ Trisha Millican	By:	/s/ Daniel J. O’Connor
Name:	Trisha Millican	Name:	Daniel J. O’Connor
Title:	Chief Financial Officer	Title:	Chief Executive Officer
Date:	March 9, 2018	Date:	March 9, 2018

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EXHIBIT A-1

Floor Plan of Sublease Premises

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EXHIBIT A-2

Temporary Occupancy Premises (outlined)

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EXHIBIT B

Furniture, Fixtures and Equipment

Item Description, Office	Quantity
Desk Chairs	39
Bullpen cube station 4-pak	4
Bench seating station 8-pak	1
Manager station 8-pak	1
Conference room power supplies	2
Conference room polycoms	3
Conference room 75” flat screen TV	2
Conference room small flat screen TV	1
small conference room chairs	4
small conference room round table	1
Medium conference room 96 x 48” table	1
Med and large conference room chairs	20
Med conference room glass marker board	1
Med conference room mini-frig	1
Large conference room credenza	1
Large conference room table	1
Huddle Room 30” round table	1
Huddle room couch	1
Huddle room pillows	2
Huddle room picture	1
Private office guest chairs	7
Private office L-shape desks	9
Lobby lounge chairs	2
Lobby side table	1
Lobby console table	1
Lobby throw pillows	2
Lobby area rug	1
File cabinet/storage island	3
Integrated intrusion system and process monitoring system	1
Two camera HD HikVision surveillance system	1
Hosted access control system	1
Kitchen Refrigerator	1
Kitchen microwave	1
Kitchen Dishwasher	1

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Item Description, Lab	Quantity
4[o] refrigerator, full size	2
-20[o] freezer, full size	3
1300 Series A2 Class II 4ft Biosafety Cabinet	4
Heidolph 5075ELP autoclave	1
Hoshizaki F-300BAH Flaker ice machine	1

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EXHIBIT C

Master Lease

LEASE AGREEMENT

THIS LEASE AGREEMENT (this "**Lease**") is made this 22 day of February, 2017, between **ARE-3535/3565 GENERAL ATOMICS COURT, LLC**, a Delaware limited liability company ("**Landlord**"), and **VIVIDION THERAPEUTICS, INC.**, a Delaware corporation ("**Tenant**").

Building: 3565 General Atomics Court, San Diego, California

Premises: That portion of the first floor of the Building, containing approximately 12,442 rentable square feet, as determined by Landlord, as shown on **Exhibit A**.

Project: The real property on which the Building in which the Premises are located, together with all improvements thereon and appurtenances thereto as described on **Exhibit B**.

Base Rent: $4.00 per rentable square foot of the Premises per month, subject to adjustment pursuant to Section 4 hereof.

Rentable Area of Premises: 12,442 sq. ft.

Rentable Area of Building: 37,899 sq. ft.

Rentable Area of Project: 221,010 sq. ft.

Tenant's Share of Operating Expenses of Building: 32.83%

Tenant's Share of Operating Expenses of Project: 5.63%

Building's Share of Project: 17.14%

Security Deposit: $49,768.00

Target Commencement Date: July 1, 2017

Rent Adjustment Percentage: 3%

Base Term: Beginning on the Commencement Date and ending 39 months from the first day of the first full month of the Term (as defined in Section 2) hereof. For clarity, if the Commencement Date occurs on the first day of a month, the Base Term shall be measured from that date. If the Commencement Date occurs on a day other than the first day of a month, the Base Term shall be measured from the first day of the following month.

Permitted Use: Research and development laboratory, related office and other related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.

Address for Rent Payment:
P.O. Box 975383
Dallas, TX 75397-5383

Landlord's Notice Address:
385 E. Colorado Boulevard, Suite 299
Pasadena, CA 91101
Attention: Corporate Secretary

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Tenant's Notice Address Prior to the Commencement Date:
3033 Science Park Road, Suite D
San Diego, CA 92121
Attention: Lease Administrator

Tenant's Notice Address After the Commencement Date:
3565 General Atomics Court, First Floor
San Diego, California 92121
Attention: Lease Administrator

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

[X] **EXHIBIT A** - PREMISES DESCRIPTION
[X] **EXHIBIT B** - DESCRIPTION OF PROJECT
[X] **EXHIBIT C** - WORK LETTER
[X] **EXHIBIT D** - COMMENCEMENT DATE
[X] **EXHIBIT E** - RULES AND REGULATIONS
[X] **EXHIBIT F** - TENANT'S PERSONAL PROPERTY
[X] **EXHIBIT G** - TENANT MAINTENANCE OBLIGATIONS
[X] **EXHIBIT H** - SECOND REFUSAL SPACE

1. **Lease of Premises**. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. The portions of the Project which are for the non-exclusive use of tenants of the Project are collectively referred to herein as the "**Common Areas**." Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect Tenant's use of the Premises for the Permitted Use or reduce the number of parking spaces available for Tenant's use other than on a temporary basis. From and after the Commencement Date through the expiration of the Term, Tenant shall have access to the Building, the parking areas serving the Project and the Premises 24 hours a day, 7 days a week, except in the case of emergencies, as the result of Legal Requirements, the performance by Landlord of any installation, maintenance or repairs, or any other temporary interruptions, and otherwise subject to the terms of this Lease.

2. **Delivery; Acceptance of Premises; Commencement Date**. Landlord shall use reasonable efforts to deliver the Premises to Tenant on or before the Target Commencement Date, with Landlord's Work Substantially Completed ("**Delivery**" or "**Deliver**"). If Landlord fails to timely Deliver the Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein. If Landlord does not Deliver the Premises to Tenant on or before September 1, 2017 (as such date may be extended by Force Majeure delays or Tenant Delays) (the "**Abatement Date**"), then Base Rent shall be abated 1 day for each day after the Abatement Date that Landlord fails to Deliver the Premises to Tenant. If Landlord does not Deliver the Premises within 90 days of the Target Commencement Date for any reason other than Force Majeure delays and Tenant Delays, this Lease may be terminated by Landlord or Tenant by written notice to the other, and if so terminated by either: (a) the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant, and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease. As used herein, the terms "**Landlord's Work**," "**Tenant Delays**" and "**Substantially Completed**" shall have the meanings set forth for such terms in the Work Letter. If neither Landlord nor Tenant elects to void this Lease within 5 business days of the lapse of such 90 day period, such right to void this Lease shall be waived and this Lease shall remain in full force and effect.

The "**Commencement Date**" shall be the earliest of: (i) the date Landlord Delivers the Premises to Tenant; (ii) the date Landlord could have Delivered the Premises but for Tenant Delays; and (iii) the date Tenant conducts any business in the Premises or any part thereof. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Commencement Date, and the expiration date of the Term when such are established in the form of the "Acknowledgement of Commencement Date" attached to this Lease as **Exhibit D**; provided, however, Tenant's failure to execute and deliver such acknowledgment shall not affect Landlord's rights hereunder. The "**Term**" of this Lease shall be the Base Term, as defined above on the first page of this Lease and the Extension Term which Tenant may elect pursuant to Section 40 hereof.

Subject to the provisions of Section 6 of the Work Letter, Landlord shall permit Tenant access to the Premises for a period of 30 days prior to the Commencement Date for Tenant's installation and setup

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of furniture, trade fixtures and equipment ("**FF&E Installation**"), provided that such FF&E Installation is coordinated with Landlord, and Tenant complies with the Lease and all other reasonable restrictions and conditions Landlord may impose. All such access shall be during normal business hours. Any access to the Premises by Tenant before the Commencement Date shall be subject to all of the terms and conditions of this Lease, excluding the obligation to pay Base Rent or Operating Expenses.

For the period of 30 consecutive days after the Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building or Building Systems (as defined in Section 13), unless Tenant or any Tenant Party was responsible for the cause of such repair, in which case Tenant shall pay the cost.

Except as set forth in the Work Letter or as otherwise expressly set forth in this Lease: (i) Tenant shall accept the Premises in their condition as of the Commencement Date; (ii) Landlord shall have no obligation for any defects in the Premises; and (iii) Tenant's taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken.

Tenant agrees and acknowledges that, except as otherwise expressly provided in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant's representations, warranties, acknowledgments and agreements contained herein.

3. **Rent**.

(a) **Base Rent**. The first month's Base Rent and the Security Deposit shall be due and payable on delivery of an executed copy of this Lease to Landlord. Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing. Payments of Base Rent for any fractional calendar month shall be prorated. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease.

Notwithstanding anything to the contrary contained herein, so long as no Default has occurred under this Lease, Tenant shall not be required to pay Base Rent for the period commencing on the first day of the 2nd month after the Commencement Date through the last day of the 4th month after the Commencement Date (the "**Abatement Period**"). Tenant shall resume paying Base Rent on the day immediately following the expiration of the Abatement Period. Tenant shall be required to continue to pay Operating Expenses, Utilities and janitorial expenses during the Abatement Period.

(b) **Additional Rent**. In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent ("**Additional Rent**"): (i) Tenant's Share of "Operating Expenses" (as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

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4. **Base Rent Adjustments**. Base Rent shall be increased on each annual anniversary of the first day of the first full month during the Term of this Lease (each an "**Adjustment Date**") by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated.

5. **Operating Expense Payments**. Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (the "**Annual Estimate**"), which may be revised by Landlord from time to time during such calendar year. During each month of the Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12th of Tenant's Share of the Annual Estimate. Payments for any fractional calendar month shall be prorated.

The term "**Operating Expenses**" means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Building (including the Building's Share of all costs and expenses of any kind or description incurred or accrued by Landlord with respect to the Project which are not specific to the Building or any other building located in the Project) (including, without duplication, Taxes (as defined in Section 9), costs and expenses related to any common amenities located at the Project including, without limitation, any subsidies which Landlord may provide in connection with such common amenities, capital repairs and improvements amortized over the lesser of 7 years and the useful life of such capital items, and the costs of Landlord's third party property manager or, if there is no third party property manager, administration rent in the amount of 3% of Base Rent (provided that during the Abatement Period, Tenant shall nonetheless be required to pay administration rent each month equal to the amount of the administration rent that Tenant would have been required to pay in the absence of there being an Abatement Period)), excluding only:

(a) the original construction costs of the Project and renovation prior to the date of the Lease and costs of correcting defects in such original construction or renovation;

(b) capital expenditures for expansion of the Project;

(c) interest, principal payments of Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured, and all payments of rent (but not taxes or operating expenses) under any ground lease or other underlying lease of all or any portion of the Project;

(d) depreciation of the Project (except for capital improvements, the cost of which are includable in Operating Expenses pursuant to this Section 5);

(e) advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;

(f) legal and other expenses incurred in the negotiation or enforcement of leases;

(g) completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;

(h) costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;

(i) salaries, wages, benefits and other compensation paid to (i) personnel of Landlord or its agents or contractors above the position of the person, regardless of title, who has day-to-day management responsibility for the Project or (ii) officers and employees of Landlord or its affiliates who

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are not assigned in whole or in part to the operation, management, maintenance or repair of the Project; provided, however, that with respect to any such person who does not devote substantially all of his or her employed time to the Project, the salaries, wages, benefits and other compensation of such person shall be prorated to reflect time spent on matters related to operating, managing, maintaining or repairing the Project in comparison to the time spent on matters unrelated to operating, managing, maintaining or repairing the Project;

(j) general organizational, administrative and overhead costs relating to maintaining Landlord's existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

(k) costs (including attorneys' fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

(l) costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7);

(m) penalties, fines or interest incurred as a result of Landlord's inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord's failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;

(n) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(o) costs of Landlord's charitable or political contributions, or of sculptures, paintings or other fine art maintained at the Project;

(p) costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

(q) costs incurred in the sale or refinancing of the Project;

(r) any flowers, gifts, balloons, etc. provided to any entity including, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents;

(s) reserves;

(t) any costs incurred to remove, study, test or remediate Hazardous Materials in or about the Premises, the Building or the Project for which Tenant is not responsible under Section 30 hereof;

(u) net income taxes of Landlord or the owner of any interest in the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein; and

(v) any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project.

In addition, notwithstanding anything to the contrary contained in this Lease, Operating Expenses incurred or accrued by Landlord with respect to any capital improvements which are reasonably expected

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by Landlord to reduce overall Operating Expenses (for example, without limitation, by reducing energy usage at the Project) (the "**Energy Savings Costs**") shall be amortized over a period of years equal to the least of (A) 7 years, (B) the useful life of such capital items, or (C) the quotient of (i) the Energy Savings Costs, divided by (ii) the annual amount of Operating Expenses reasonably expected by Landlord to be saved as a result of such capital improvements.

Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an "**Annual Statement**") showing in reasonable detail: (a) the total and Tenant's Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant's payments in respect of Operating Expenses for such year. If Tenant's Share of actual Operating Expenses for such year exceeds Tenant's payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant. If Tenant's payments of Operating Expenses for such year exceed Tenant's Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. Landlord's and Tenant's obligations to pay any overpayments or deficiencies due pursuant to this paragraph shall survive the expiration or earlier termination of this Lease.

The Annual Statement shall be final and binding upon Tenant unless Tenant, within 60 days after Tenant's receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such 60 day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord's statement of Tenant's Share of Operating Expenses, Landlord will provide Tenant with access to Landlord's books and records relating to the operation of the Project and such information as Landlord reasonably determines to be responsive to Tenant's questions (the "**Expense Information**"). If after Tenant's review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant's Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm selected by Tenant from among the 4 largest in the United States, working pursuant to a fee arrangement other than a contingent fee (at Tenant's sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), audit and/or review the Expense Information for the year in question (the "**Independent Review**"). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant's Share of Operating Expenses for such calendar year, Landlord shall at Landlord's option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant's payments with respect to Operating Expenses for such calendar year were less than Tenant's Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement. If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review. Operating Expenses for the calendar years in which Tenant's obligation to share therein begins and ends shall be prorated. Notwithstanding anything set forth herein to the contrary, if the Building is not at least 95% occupied on average during any year of the Term, Tenant's Share of Operating Expenses for such year shall be computed as though the Building had been 95% occupied on average during such year.

"**Tenant's Share**" shall be the percentage set forth on the first page of this Lease as Tenant's Share as reasonably adjusted by Landlord for changes in the physical size of the Premises or the Project occurring thereafter. Landlord may equitably increase Tenant's Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use. Base Rent,

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Tenant's Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as "**Rent**."

6. **Security Deposit**. Tenant shall deposit with Landlord, upon delivery of an executed copy of this Lease to Landlord, a security deposit (the "**Security Deposit**") for the performance of all of Tenant's obligations hereunder in the amount set forth on page 1 of this Lease, which Security Deposit shall be in the form of cash. The Security Deposit shall be held by Landlord as security for the performance of Tenant's obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon each occurrence of a Default (as defined in Section 20), Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, future rent damages under California Civil Code Section 1951.2, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law. Landlord's right to use the Security Deposit under this Section 6 includes the right to use the Security Deposit to pay future rent damages following the termination of this Lease pursuant to Section 21(c) below. Upon any use of all or any portion of the Security Deposit, Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to the amount set forth on Page 1 of this Lease. Tenant hereby waives the provisions of any law, now or hereafter in force, including, without limitation, California Civil Code Section 1950.7 , which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings. If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within 90 days after the expiration or earlier termination of this Lease.

If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord's obligations under this Section 6, or (b) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant's right to the return of the Security Deposit shall apply solely against Landlord's transferee. The Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Landlord's obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.

7. **Use**. The Premises shall be used solely for the Permitted Use set forth in the basic lease provisions on page 1 of this Lease, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, "**ADA**") (collectively, "**Legal Requirements**" and each, a "**Legal Requirement**"). Tenant shall, upon 5 days' written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits. Tenant shall not permit any part of the Premises to be used as a "place of public accommodation", as defined in the ADA or any similar legal requirement. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant's failure to comply with the provisions of this Section or otherwise caused by Tenant's use and/or occupancy of the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises,

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subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project. Tenant shall not place any machinery or equipment weighing 500 pounds or more in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord. Except as may be provided under the Work Letter, Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant's Share as usually furnished for the Permitted Use.

Landlord shall be responsible for the compliance of the Premises and the Common Areas of the Project with Legal Requirements as of the Commencement Date. Following the Commencement Date, Landlord shall, as an Operating Expense (to the extent such Legal Requirement is generally applicable to similar buildings in the area in which the Project is located) and at Tenant's expense (to the extent such Legal Requirement is triggered by reason of Tenant's, as compared to other tenants of the Project, specific use of the Premises or Tenant's Alterations) make any alterations or modifications to the Common Areas or the exterior of the Building that are required by Legal Requirements. Tenant, at its sole expense, shall make any alterations or modifications to the interior or the exterior of the Premises or the Project that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA) related to Tenant's use or occupancy of the Premises. Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys' fees, charges and disbursements and costs of suit) (collectively, "**Claims**") arising out of or in connection with Legal Requirements related to Tenant's use or occupancy of the Premises or Tenant's Alterations, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any Legal Requirement related to Tenant's use or occupancy of the Premises or Tenant's Alterations.

Tenant acknowledges that Landlord may, but shall not be obligated to, seek to obtain Leadership in Energy and Environmental Design (LEED), WELL Building Standard, or other similar "green" certification with respect to the Project and/or the Premises, and Tenant agrees to reasonably cooperate with Landlord, and to provide such information and/or documentation as Landlord may reasonably request, in connection therewith.

8. **Holding Over**. If, with Landlord's express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord's sole and absolute discretion, in such written consent, and (iv) all other payments shall continue under the terms of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 150% of Rent in effect during the last 30 days of the Term, and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant's holding over, including consequential damages. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

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9. **Taxes**. Landlord shall pay, as part of Operating Expenses, all taxes, levies, fees, assessments and governmental charges of any kind, existing as of the Commencement Date or thereafter enacted (collectively referred to as "**Taxes**"), imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, "**Governmental Authority**") during the Term, including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to (or gross receipts received by) Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from Legal Requirements, or interpretations thereof, promulgated by any Governmental Authority, or (v) imposed as a license or other fee, charge, tax, or assessment on Landlord's business or occupation of leasing space in the Project. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Taxes shall not include any net income taxes imposed on Landlord except to the extent such net income taxes are in substitution for any Taxes payable hereunder. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord's determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand.

10. **Parking**. Subject to all applicable Legal Requirements, Force Majeure, a Taking (as defined in Section 19 below) and the exercise by Landlord of its rights hereunder, Tenant shall have the right, at no additional cost during the Base Term, in common with other tenants of the Project to use 2.5 parking spaces per 1,000 rentable square feet of the Premises in those areas designated for non-reserved parking, subject in each case to Landlord's rules and regulations. Landlord may allocate parking spaces among Tenant and other tenants in the Project if Landlord determines that such parking facilities are becoming crowded. Tenant shall have the right, at Tenant's sole cost, to mark (in a manner reasonably acceptable to Landlord) 1 of the parking spaces allocated to Tenant pursuant to the first sentence of this Section 10 as reserved for Tenant's use. Such marked parking space shall be located in the subterranean parking structure serving the Building. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties, including other tenants of the Project or for enforcing any such reservation of parking spaces.

11. **Utilities, Services**. Landlord shall provide, subject to the terms of this Section 11, water, electricity, heat, light, power, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), refuse and trash collection and janitorial services (collectively, "**Utilities**"). Landlord shall pay, as Operating Expenses or subject to Tenant's reimbursement obligation, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. Landlord may cause, at Tenant's expense, any Utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services which may be furnished to Tenant or the Premises during the Term. Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of Utilities, from any cause whatsoever other than Landlord's willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent. Tenant agrees to limit use of water and sewer with respect to Common Areas to normal restroom use.

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Notwithstanding anything to the contrary set forth herein, if (i) a stoppage of an Essential Service (as defined below) to the Premises shall occur and such stoppage is due solely to the gross negligence or willful misconduct of Landlord and not due in any part to any act or omission on the part of Tenant or any Tenant Party or any matter beyond Landlord's reasonable control (any such stoppage of an Essential Service being hereinafter referred to as a "**Service Interruption**"), and (ii) such Service Interruption continues for more than 5 consecutive business days after Landlord shall have received written notice thereof from Tenant, and (iii) as a result of such Service Interruption, the conduct of Tenant's normal operations in the Premises are materially and adversely affected, then, to the extent that such Service Interruption is covered by rental interruption insurance carried by Landlord pursuant to this Lease, there shall be an abatement of one day's Base Rent for each day during which such Service Interruption continues after such 5 business day period; provided, however, that if any part of the Premises is reasonably useable for Tenant's normal business operations or if Tenant conducts all or any part of its operations in any portion of the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Base Rent shall only be proportionate to the nature and extent of the interruption of Tenant's normal operations or ability to use the Premises. The rights granted to Tenant under this paragraph shall be Tenant's sole and exclusive remedy resulting from a failure of Landlord to provide services, and Landlord shall not otherwise be liable for any loss or damage suffered or sustained by Tenant resulting from any failure or cessation of services. For purposes hereof, the term "**Essential Services**" shall mean the following services: HVAC service, water, sewer and electricity, but in each case only to the extent that Landlord has an obligation to provide same to Tenant under this Lease. The provisions of this paragraph shall only apply as long as the original Tenant or an assignee subject to a Permitted Assignment (as defined in Section 22(b)) is the tenant occupying the Premises under this Lease and shall not otherwise apply to any assignee or sublessee.

Landlord's sole obligation for either providing emergency generators or providing emergency back-up power to Tenant shall be: (i) to provide emergency generators with not less than the capacity of the emergency generators located in the Building as of the Commencement Date, and (ii) to contract with a third party to maintain the emergency generators as per the manufacturer's standard maintenance guidelines. Except as otherwise provided in the immediately preceding sentence, Landlord shall have no obligation to provide Tenant with operational emergency generators or back-up power or to supervise, oversee or confirm that the third party maintaining the emergency generators is maintaining the generators as per the manufacturer's standard guidelines or otherwise. During any period of replacement, repair or maintenance of the emergency generators when the emergency generators are not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up generator or generators or alternative sources of back-up power. Tenant expressly acknowledges and agrees that Landlord does not guaranty that such emergency generators will be operational at all times or that emergency power will be available to the Premises when needed.

Tenant agrees to provide Landlord with access to Tenant's water and/or energy usage data on a monthly basis, either by providing Tenant's applicable utility login credentials to Landlord's Measurabl online portal, or by another delivery method reasonably agreed to by Landlord and Tenant. The costs and expenses incurred by Landlord in connection with receiving and analyzing such water and/or energy usage data (including, without limitation, as may be required pursuant to applicable Legal Requirements) shall be included as part of Operating Expenses.

12. **Alterations and Tenant's Property**. Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other than by ordinary plugs or jacks) to Building Systems (as defined in Section 13) ("**Alterations**") shall be subject to Landlord's prior written consent, which may be given or withheld in Landlord's sole discretion if any such Alteration affects the structure or Building Systems and shall not be otherwise unreasonably withheld. If Landlord approves any Alterations, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord's sole and absolute

ALEXANDRIA. Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

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discretion. Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Tenant shall pay to Landlord, as Additional Rent, on demand an amount equal to 1% of all charges incurred by Tenant or its contractors or agents in connection with any Alteration to cover Landlord's overhead and expenses for plan review, coordination, scheduling and supervision. Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all Alterations work free and clear of liens, and shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers' compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) "as built" plans for any such Alteration.

Except for Removable Installations (as hereinafter defined), all Installations (as hereinafter defined) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term, and shall remain upon and be surrendered with the Premises as a part thereof. Notwithstanding the foregoing, Landlord may, at the time its approval of any such Installation is requested, notify Tenant that Landlord requires that Tenant remove such Installation upon the expiration or earlier termination of the Term, in which event Tenant shall remove such Installation in accordance with the immediately succeeding sentence. Upon the expiration or earlier termination of the Term, Tenant shall remove (i) all wires, cables or similar equipment which Tenant has installed in the Premises or in the risers or plenums of the Building, (ii) any Installations for which Landlord has given Tenant notice of removal in accordance with the immediately preceding sentence, and (iii) all of Tenant's Property (as hereinafter defined), and Tenant shall restore and repair any damage caused by or occasioned as a result of such removal, including, without limitation, capping off all such connections behind the walls of the Premises and repairing any holes. During any restoration period beyond the expiration or earlier termination of the Term, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant. If Landlord is requested by Tenant or any lender, lessor or other person or entity claiming an interest in any of Tenant's Property to waive any lien Landlord may have against any of Tenant's Property, and Landlord consents to such waiver, then Landlord shall be entitled to be paid as administrative rent a fee of $1,000 per occurrence for its time and effort in preparing and negotiating such a waiver of lien.

For purposes of this Lease, (x) "**Removable Installations**" means any items listed on **Exhibit F** attached hereto and any items agreed by Landlord in writing to be included on **Exhibit F** in the future, (y) "**Tenant's Property**" means Removable Installations and, other than Installations, any personal property or equipment of Tenant that may be removed without material damage to the Premises, and (z) "**Installations**" means all property of any kind paid for with the TI Fund, all Alterations, all fixtures, and all partitions, hardware, built-in machinery, built-in casework and cabinets and other similar additions, equipment, property and improvements built into the Premises so as to become an integral part of the Premises, including, without limitation, fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass

ALEXANDRIA. Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

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washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch.

In no event shall Tenant be required to remove the Tenant Improvements at the expiration or earlier termination of the Term, and Tenant shall have no right to remove any of the Tenant Improvements at any time during the Term or at the expiration or earlier termination of the Term.

13. **Landlord's Repairs.** Landlord shall, at Landlord's sole expense (and not as an Operating Expense), be responsible for capital repairs and replacements of the roof (not including the roof membrane), exterior walls and foundation of the Building ("**Structural Items**") unless the need for such repairs or replacements is (a) caused by Tenant or any Tenant Parties, in which case Tenant shall bear the full cost to repair or replace such Structural Items, or (ii) required by changes in Legal Requirements, in which case the cost thereof shall be included as part of Operating Expenses and shall be amortized pursuant to Section 5 hereof. Landlord shall, as an Operating Expense, be responsible for the routine maintenance and repair of such Structural Items. Landlord, as an Operating Expense, shall maintain, repair and replace the roof membrane and all of the exterior, parking and other Common Areas of the Project, including HVAC, plumbing, fire sprinklers, elevators and all other building systems serving the Premises and other portions of the Project ("**Building Systems**"), in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant's agents, servants, employees, invitees and contractors (collectively, "**Tenant Parties**") excluded. Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance, at Tenant's sole cost and expense. Landlord reserves the right to stop Building Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the reasonable judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, make a commercially reasonable effort to give Tenant 24 hours advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall make a commercially reasonable effort to effect such repair. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant's written notice of the need for such repairs or maintenance. Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord's expense and agrees that the parties' respective rights with respect to such matters shall be solely as set forth herein. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18. Notwithstanding anything to the contrary contained in this Lease, as of the Commencement Date, the maintenance and repair obligations for the Premises and the Project shall be allocated between Landlord and Tenant as set forth on **Exhibit G** attached hereto.

14. **Tenant's Repairs**. Subject to Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls. Such repair and replacement may include capital expenditures and repairs whose benefit may extend beyond the Term. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such failure within 10 days of Landlord's notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 10 days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and any repair that benefits only the Premises.

ALEXANDRIA. Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

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15. **Mechanic's Liens**. Tenant shall discharge, by bond or otherwise, any mechanic's lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 10 days after the filing thereof, at Tenant's sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant's business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.

16. **Indemnification**. Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises or the Project arising directly or indirectly out of use or occupancy of the Premises or the Project (including, without limitation, any act, omission or neglect by Tenant or any Tenant's Parties in or about the Premises or at the Project) or the a breach or default by Tenant in the performance of any of its obligations hereunder, except to the extent caused by the willful misconduct or gross negligence of Landlord. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises). Tenant further waives any and all Claims for injury to Tenant's business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). Landlord shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party or Tenant Parties.

17. **Insurance**. Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project. Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers' compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. All such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer's cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant's use of the Premises.

Tenant, at its sole cost and expense, shall maintain during the Term: all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant's expense; workers' compensation insurance with no less than the minimum limits required by law; employer's liability insurance with employers liability limits of $1,000,000 bodily injury by accident – each accident, $1,000,000 bodily injury by disease – policy limit, and $1,000,000 bodily injury by disease – each employee; and commercial general liability insurance, with a minimum limit of not less than $2,000,000 per occurrence for bodily injury and property damage with respect to the Premises. The commercial general liability insurance maintained by Tenant shall name Alexandria Real Estate Equities, Inc., and Landlord, its officers, directors, employees, managers, agents, sub-agents, invitees and contractors (collectively, "**Landlord Insured Parties**"), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder

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rating of A and financial category rating of at least Class X in "Best's Insurance Guide"; shall not be cancelable for nonpayment of premium unless 30 days prior written notice shall have been given to Landlord from the insurer; not contain a hostile fire exclusion; contain a contractual liability endorsement; and provide primary coverage to Landlord Insured Parties (any policy issued to Landlord Insured Parties providing duplicate or similar coverage shall be deemed excess over Tenant's policies, regardless of limits). Copies of such policies (if requested by Landlord), or certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant prior to (i) the earlier to occur of (x) the Commencement Date, or (y) the date that Tenant accesses the Premises under this Lease, and (ii) each renewal of said insurance. Tenant's policy may be a "blanket policy" with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates.

In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors ("**Related Parties**"), in connection with any loss or damage thereby insured against. Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other's insurer.

Landlord may require insurance policy limits to be raised to conform with requirements of Landlord's lender and/or to bring coverage limits to levels then being generally required of new tenants within the Project; provided, however, that the increased amount of coverage is consistent with coverage amounts then being required by institutional owners of similar projects with tenants occupying similar size premises in the geographical area in which the Project is located.

18. **Restoration**. If, at any time during the Term, the Project or the Premises are damaged or destroyed by a fire or other insured casualty, Landlord shall notify Tenant within 60 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the "**Restoration Period**"). If the Restoration Period is estimated to exceed 12 months (the "**Maximum Restoration Period**"), Landlord may, in such notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction; provided, however, that notwithstanding Landlord's election to restore, Tenant may elect to terminate this Lease by written notice to Landlord delivered within 10 business days of receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than the Maximum Restoration Period. Unless either Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required

ALEXANDRIA. Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

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to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as "**Hazardous Materials Clearances**"); provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration, or Tenant may by written notice to Landlord delivered within 5 business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of: (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant.

Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure (as defined in Section 34) events or to obtain Hazardous Material Clearances, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either Landlord or Tenant may terminate this Lease upon written notice to the other if the Premises are damaged during the last year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage; provided, however, that such notice is delivered within 10 business days after the date that Landlord provides Tenant with written notice of the estimated Restoration Period. Notwithstanding anything to the contrary contained herein, Landlord shall also have the right to terminate this Lease if insurance proceeds are not available for such restoration. Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable for the temporary conduct of Tenant's business. In the event that no Hazardous Material Clearances are required to be obtained by Tenant with respect to the Premises, rent abatement shall commence on the date of discovery of the damage or destruction. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

19. **Condemnation**. If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "**Taking**" or "**Taken**"), and the Taking would in Landlord's reasonable judgment, either prevent or materially interfere with Tenant's use of the Premises or materially interfere with or impair Landlord's ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant's Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and

ALEXANDRIA. Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

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damage to Tenant's trade fixtures, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.

20. **Events of Default**. Each of the following events shall be a default ("**Default**") by Tenant under this Lease:

(a) **Payment Defaults**. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within 3 days of any such notice not more than once in any 12 month period and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by law.

(b) **Insurance**. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 20 days before the expiration of the current coverage.

(c) **Abandonment**. Tenant shall abandon the Premises.

(d) **Improper Transfer**. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant's interest in this Lease or the Premises except as expressly permitted herein, or Tenant's interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

(e) **Liens**. Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 10 days after any such lien is filed against the Premises.

(f) **Insolvency Events**. Tenant or any guarantor or surety of Tenant's obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "**Proceeding for Relief**"); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(g) **Estoppel Certificate or Subordination Agreement**. Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 business days after a second notice requesting such document.

(h) **Other Defaults**. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(h) hereof shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant's default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than 30 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure

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within said 30 day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 45 days from the date of Landlord's notice.

21. **Landlord's Remedies**.

(a) **Payment By Landlord; Interest**. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the "**Default Rate**"), whichever is less, shall be payable to Landlord on demand as Additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant's Default hereunder.

(b) **Late Payment Rent**. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum equal to 6% of the overdue Rent as a late charge. Notwithstanding the foregoing, before assessing a late charge the first time in any calendar year, Landlord shall provide Tenant written notice of the delinquency and will waive the right if Tenant pays such delinquency within 5 days thereafter. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.

(c) **Remedies**. Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

(i) Terminate this Lease, or at Landlord's option, Tenant's right to possession only, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor;

(ii) Upon any termination of this Lease, whether pursuant to the foregoing Section 21(c)(i) or otherwise, Landlord may recover from Tenant the following:

(A) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(B) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(C) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(D) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom,

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specifically including, but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(E) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term "**rent**" as used in this Section 21 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 21(c)(ii)(A) and (B), above, the "**worth at the time of award**" shall be computed by allowing interest at the Default Rate. As used in Section 21(c)(ii)(C) above, the "**worth at the time of award**" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

(iii) Landlord may continue this Lease in effect after Tenant's Default and recover rent as it becomes due (Landlord and Tenant hereby agreeing that Tenant has the right to sublet or assign hereunder, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease following a Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

(iv) Whether or not Landlord elects to terminate this Lease following a Default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. Upon Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

(v) Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(d) hereof.

(d) **Effect of Exercise**. Exercise by Landlord of any remedies hereunder or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, it being understood that such surrender and/or termination can be effected only by the express written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same and shall not be deemed a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of Rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord's intention to re-enter, re-take or otherwise obtain possession of the Premises as provided in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. Any reletting of the Premises or any portion thereof shall be on such terms and conditions as Landlord in its sole discretion may determine. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting or otherwise to mitigate any damages arising by reason of Tenant's Default.

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22. **Assignment and Subletting**.

(a) **General Prohibition**. Without Landlord's prior written consent subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect. If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 50% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22. Notwithstanding the foregoing, any public offering of shares or other ownership interest in Tenant shall not be deemed an assignment.

(b) **Permitted Transfers**. If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises other than pursuant to a Permitted Assignment, then at least 15 business days, but not more than 90 business days, before the date Tenant desires the assignment or sublease to be effective (the "**Assignment Date**"), Tenant shall give Landlord a notice (the "**Assignment Notice**") containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice: (i) grant such consent (provided that Landlord shall further have the right to review and approve or disapprove the proposed form of sublease prior to the effective date of any such subletting), or (ii) refuse such consent, in its reasonable discretion. Among other reasons, it shall be reasonable for Landlord to withhold its consent in any of these instances: (1) the proposed assignee or subtenant is a governmental agency; (2) in Landlord's reasonable judgment, the use of the Premises by the proposed assignee or subtenant would entail any alterations that would materially lessen the value of the leasehold improvements in the Premises, as reasonably determined by Landlord (provided that Landlord shall have the right to require restoration of the leasehold improvements and/or a restoration deposit), or would require increased services by Landlord; (3) in Landlord's reasonable judgment, the proposed assignee or subtenant is engaged in areas of scientific research or other business concerns that are controversial such that they may (i) attract or cause negative publicity for or about the Building or the Project, (ii) negatively affect the reputation of the Building, the Project or Landlord, (iii) attract protestors to the Building or the Project, or (iv) lessen the attractiveness of the Building or the Project to any tenants or prospective tenants, purchasers or lenders; (4) in Landlord's reasonable judgment, the proposed assignee or subtenant lacks the creditworthiness to support the financial obligations it will incur under the proposed assignment or sublease; (5) in Landlord's reasonable judgment, the character, reputation, or business of the proposed assignee or subtenant is inconsistent with the desired tenant-mix or the quality of other tenancies in the Project or is inconsistent with the type and quality of the nature of the Building; (6) Landlord has received from any prior landlord to the proposed assignee or subtenant a negative report concerning such prior landlord's experience with the proposed assignee or subtenant; (7) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant; (8) the use of the Premises by the proposed assignee or subtenant will violate any applicable Legal Requirement; (9) the proposed assignee or subtenant, or any entity that, directly or indirectly, controls, is controlled by, or is under common control with the proposed assignee or subtenant, is then an occupant of the Project; (10) the proposed assignee or subtenant is an entity with whom Landlord is then-currently negotiating to lease space in the Project; or (11) the assignment or sublease is prohibited by Landlord's lender. No failure of Landlord to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord's consent to the proposed assignment,

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sublease or other transfer. Tenant shall pay to Landlord a fee equal to One Thousand Five Hundred Dollars ($1,500) in connection with its consideration of any Assignment Notice and/or its preparation or review of any consent documents. Notwithstanding the foregoing, Landlord's consent to an assignment of this Lease or a subletting of any portion of the Premises to any entity controlling, controlled by or under common control with Tenant (a "**Control Permitted Assignment**") shall not be required, provided that Landlord shall have the right to approve the form of any such sublease or assignment. In addition, Tenant shall have the right to assign this Lease, upon 30 days prior written notice to Landlord but without obtaining Landlord's prior written consent, to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring the Lease, and (ii) the net worth (as determined in accordance with generally accepted accounting principles ("**GAAP**")) of the assignee is not less than the greater of the net worth (as determined in accordance with GAAP) of Tenant as of (A) the Commencement Date, or (B) as of the date of Tenant's most current quarterly or annual financial statements, and (iii) such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease (a "**Corporate Permitted Assignment**"). Control Permitted Assignments and Corporate Permitted Assignments are hereinafter referred to as "**Permitted Assignments**."

(c) **Additional Conditions**. As a condition to any such assignment or subletting, whether or not Landlord's consent is required, Landlord may require:

(i) that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

(ii) A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation: permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord's sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

(d) **No Release of Tenant, Sharing of Excess Rents**. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant's other obligations under this Lease. If the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form) exceeds the sum of the rental payable under this Lease, (excluding however, any Rent payable under this Section) and actual and reasonable brokerage fees, legal costs and any design or construction fees directly related to and required pursuant to the terms of any such sublease) ("**Excess Rent**"), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 10 days following receipt thereof by Tenant.

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If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any such subletting, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.

(e) **No Waiver**. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

(f) **Prior Conduct of Proposed Transferee**. Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party's action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.

23. **Estoppel Certificate**. Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant's failure to deliver such statement within such time shall, at the option of Landlord, constitute a Default under this Lease, and, in any event, shall be conclusive upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

24. **Quiet Enjoyment**. So long as Tenant is not in Default under this Lease, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

25. **Prorations**. All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.

26. **Rules and Regulations**. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto as **Exhibit E**. If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or

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obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

27. **Subordination**. This Lease and Tenant's interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant's right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant's quiet enjoyment of the Premises as set forth in Section 24 hereof. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. The term "**Mortgage**" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "**Holder**" of a Mortgage shall be deemed to include the beneficiary under a deed of trust.

28. **Surrender**. Upon the expiration of the Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to any Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, "**Tenant HazMat Operations**") and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted. At least 3 months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (the "**Surrender Plan**"). Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord's environmental consultant. In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant's expense as set forth below, to cause Landlord's environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of the Lease, free from any residual impact from Tenant HazMat Operations. Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of pocket expense incurred by Landlord for Landlord's environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $2,500. Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord's environmental consultant with respect to the surrender of the Premises to third parties.

If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about

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the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord's election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant's Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

29. **Waiver of Jury Trial**. TO THE EXTENT PERMITTED BY LAW, TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

30. **Environmental Requirements**.

(a) **Prohibition/Compliance/Indemnity**. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord's employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys', consultants' and experts' fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, "**Environmental Claims**") which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Building, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Building, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Building, the Project or any adjacent property to the condition

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existing prior to the time of such contamination, provided that Landlord's approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises, the Building or the Project. Notwithstanding anything to the contrary contained in this Section 30, Tenant shall not be responsible for, and the indemnification and hold harmless obligation set forth in this paragraph shall not apply to (i) contamination in the Premises which Tenant can prove to Landlord's reasonable satisfaction existed in the Premises immediately prior to the Commencement Date, or (ii) the presence of any Hazardous Materials in the Premises which Tenant can prove to Landlord's reasonable satisfaction migrated from outside of the Premises into the Premises, unless in either case, the presence of such Hazardous Materials (x) is the result of a breach by Tenant of any of its obligations under this Lease, or (y) was caused, contributed to or exacerbated by Tenant or any Tenant Party.

(b) **Business**. Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises ("**Hazardous Materials List**"). Upon Landlord's request, or any time that Tenant is required to deliver a Hazardous Materials List to any Governmental Authority (e.g., the fire department) in connection with Tenant's use or occupancy of the Premises, Tenant shall deliver to Landlord a copy of such Hazardous Materials List. Tenant shall deliver to Landlord true and correct copies of the following documents (the "**Haz Mat Documents**") relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord's sole and absolute discretion); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks; and a Surrender Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months). Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant's business should such information become possessed by Tenant's competitors.

(c) **Tenant Representation and Warranty**. Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant of such predecessor or resulted from Tenant's or such predecessor's action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority). If Landlord determines that this representation and warranty was not true as of the date of this lease, Landlord shall have the right to terminate this Lease in Landlord's sole and absolute discretion.

(d) **Testing**. Landlord shall have the right to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project has occurred as a result of Tenant's use. Tenant shall be required to pay the cost of such annual test of the Premises if there is violation of this Section 30 or if contamination for which Tenant is responsible under this Section 30 is identified;

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provided, however, that if Tenant conducts its own tests of the Premises using third party contractors and test procedures acceptable to Landlord which tests are certified to Landlord, Landlord shall accept such tests in lieu of the annual tests to be paid for by Tenant. In addition, at any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant's use of the Premises. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party. If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests. If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense). Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.

(e) **Control Areas**. Tenant shall be allowed to utilize up to its pro rata share of the Hazardous Materials inventory within any control area or zone (located within the Premises), as designated by the applicable building code, for chemical use or storage. As used in the preceding sentence, Tenant's pro rata share of any control areas or zones located within the Premises shall be determined based on the rentable square footage that Tenant leases within the applicable control area or zone. For purposes of example only, if a control area or zone contains 10,000 rentable square feet and 2,000 rentable square feet of a tenant's premises are located within such control area or zone (while such premises as a whole contains 5,000 rentable square feet), the applicable tenant's pro rata share of such control area would be 20%.

(f) **Underground Tanks**. Tenant shall have no right to use or install any underground or other storage tanks at the Project.

(g) **Tenant's Obligations**. Tenant's obligations under this Section 30 shall survive the expiration or earlier termination of the Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord's sole discretion, which Rent shall be prorated daily.

(h) **Definitions**. As used herein, the term "**Environmental Requirements**" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. As used herein, the term "**Hazardous Materials**" means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the "**operator**" of Tenant's "**facility**" and the "**owner**" of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

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31. **Tenant's Remedies/Limitation of Liability**. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord's obligations hereunder.

All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "**Landlord**" in this Lease shall mean only the owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing so long as such owner's successor assumes in writing Landlord's obligations under this Lease accruing from and after the effective date of the transfer, but such obligations shall be binding during the Term upon each new owner for the duration of such owner's ownership.

32. **Inspection and Access**. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord's representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last 18 months of the Term, to prospective tenants or for any other business purpose. Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant's access to or use or occupancy of the Premises for the Permitted Use. At Landlord's request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord's access rights hereunder.

Subject to the terms of this Section 32, Landlord may from time to time during the Term, during regular business hours and/or otherwise at times mutually acceptable to Landlord and Tenant, conduct third party tours of the Premises ("**Tours**"), which Tours may be held with not less than 1 business day's advance notice.

33. **Security**. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant's officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant's cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

34. **Force Majeure**. Except for the payment of Rent, neither Landlord nor Tenant shall be held responsible or liable for delays in the performance of its obligations hereunder when caused by,

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related to, or arising out of acts of God, sinkholes or subsidence, strikes, lockouts, or other labor disputes, embargoes, quarantines, weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, delay in issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and other causes or events beyond their reasonable control ("**Force Majeure**").

35. **Brokers**. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, "**Broker**") in connection with this transaction and that no Broker brought about this transaction, other than Hughes Marino and Cushman & Wakefield. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than other than Hughes Marino and Cushman & Wakefield, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

36. **Limitation on Landlord's Liability**. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT'S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD'S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD'S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD'S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD'S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT'S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

37. **Severability**. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.

38. **Signs; Exterior Appearance**. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord's sole discretion: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord's standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises. Suite entry signage and signage on the directory tablet

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shall be inscribed, painted or affixed for Tenant by Landlord at the sole cost and expense of Tenant, and shall be of a size, color and type acceptable to Landlord. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord's standard lettering. The directory tablet shall be provided exclusively for the display of the name and location of tenants.

Tenant shall, at Tenant's sole cost and expense, have the non-exclusive right to install a sign bearing Tenant's name on the existing monument sign serving the Building (the "**Monument Sign**"). Tenant acknowledges and agrees that Tenant's signage on the Monument Sign including, without limitation, the location, size, color and type shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed, shall be subject to and consistent with Landlord's signage program at the Project and shall be subject to any and all other required approvals and applicable Legal Requirements. In no event shall Tenant be entitled to more than Tenant's pro rata share of the Monument Sign. Tenant shall be responsible, at Tenant's sole cost and expense, for the maintenance of Tenant's signage on the Monument Sign, for the removal of Tenant's signage from the Monument Sign at the expiration or earlier termination of this Lease and for the repair of all damage resulting from such removal.

39. **Right of Second Refusal**.

(a) **Right of Second Refusal**. Subject to the provisions of this Section 39 including, without limitation, the rights of the Fate Therapeutics, Inc., each time after the date of this Lease and prior to the expiration of the Base Term that Landlord intends to accept a written proposal (the "**Pending Deal**") to lease all or any portion of the Second Refusal Space (as hereinafter defined) to a third party, Landlord shall deliver to Tenant written notice (the "**Pending Deal Notice**") of the existence of such Pending Deal. For purposes of this Section 39(a), "**Second Refusal Space**" shall mean the certain space at the building located at 3535 General Atomics Court, San Diego, California, consisting of approximately 24,197 rentable square feet, as more particularly described on **Exhibit G** attached hereto, which is not occupied by a tenant or which is occupied by a then existing tenant whose lease is expiring within 9 months or less and such tenant does not wish to renew (whether or not such tenant has a right to renew) its occupancy of such space. For the avoidance of doubt, Tenant shall be required to exercise its right under this Section 39(a) with respect to all of the space described in the Pending Deal Notice, including any space in addition to the Second Refusal Space that is described in the Pending Deal Notice. Within 5 business days after Tenant's receipt of the Pending Deal Notice, Tenant shall deliver to Landlord written notice (the "**Space Acceptance Notice**") if Tenant elects to lease the Second Refusal Space. Tenant's right to receive the Pending Deal Notice and election to lease or not lease the Second Refusal Space pursuant to this Section 39(a) is hereinafter referred to as the "**Right of Second Refusal**." If Tenant elects to lease the Second Refusal Space described in the Pending Deal Notice by delivering the Space Acceptance Notice within the required 5 business day period, (x) Tenant shall be deemed to agree to lease the Second Refusal Space on the same general terms and conditions as this Lease except that the terms of this Lease shall be modified to reflect the terms of the Pending Deal Notice for the rental of the Second Refusal Space, (y) on the date that is 5 days after the commencement date of the Lease with respect to the Second Refusal Space (the "**Original Premises Termination Date**"), the Lease with respect to the original Premises shall terminate, and (z) Tenant shall voluntarily surrender the original Premises on or before the Original Premises Termination Date and agrees to cooperate reasonably with Landlord in all matters, as applicable, relating to (1) surrendering the original Premises in accordance with the surrender requirements and in the condition required pursuant to this Lease, and (2) all other matters related to restoring the original Premises to the condition required under this Lease. After the Original Premises Termination Date, Tenant shall have no further rights of any kind with respect to the original Premises. Nothing herein shall excuse Tenant from its obligations under the Lease with respect to the original Premises prior to the Original Premises Termination Date. Notwithstanding anything to the contrary contained herein, in no event shall the Work Letter apply to the Second Refusal Space. If Tenant fails to deliver a Space Acceptance Notice to Landlord within the required 5 business day period, Landlord shall have the right, for the 6 month period following Landlord's delivery of the Pending Deal Notice to lease the Identified Space to any third party on substantially the same business terms and conditions set forth in the Pending Deal Notice; provided that, subject to the superior rights of Fate Therapeutics, Inc., Landlord shall deliver to Tenant a revised Pending Deal Notice if Landlord proposes to lease the

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Identified Space to a third party on economic terms that are more than 5% lower than the economic terms set forth in the original Pending Deal Notice.

(b) **Amended Lease**. If: (i) Tenant fails to timely deliver a Space Acceptance Notice, or (ii) after the expiration of a period of 10 days after Landlord's delivery to Tenant of a lease amendment for Tenant's lease of the Second Refusal Space, no lease amendment for the Second Refusal Space acceptable to both parties each in their sole and absolute discretion, has been executed, Tenant shall, notwithstanding anything to the contrary contained herein, be deemed to have waived its right to lease such Second Refusal Space.

(c) **Exceptions**. Notwithstanding the above, the Right of Second Refusal shall, at Landlord's option, not be in effect and may not be exercised by Tenant:

(i) during any period of time that Tenant is in Default under any provision of the Lease; or

(ii) if Tenant has been in Default under any provision of the Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period prior to the date on which Tenant seeks to exercise the Right of Second Refusal.

(iii) if Tenant is not occupying 100% of the Premises.

(d) **Termination**. The Right of Second Refusal shall, at Landlord's option, terminate and be of no further force or effect even after Tenant's due and timely exercise of the Right of Second Refusal if, after such exercise, but prior to the commencement date of the lease of such Second Refusal Space, (i) Tenant fails to timely cure any default by Tenant under the Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Right of Second Refusal to the date of the commencement of the lease of the Second Refusal Space, whether or not such Defaults are cured.

(e) **Subordinate**. Tenant's rights in connection with the Right of Second Refusal are and shall be subject to and subordinate to the expansion right in the Project granted by Landlord to Fate Therapeutics, Inc.

(f) **Rights Personal**. The Right of Second Refusal is personal to Tenant and is not assignable without Landlord's consent, which may be granted or withheld in Landlord's sole discretion separate and apart from any consent by Landlord to an assignment of Tenant's interest in the Lease, except that they may be assigned in connection with any Permitted Assignment of this Lease.

(g) **No Extensions**. The period of time within which the Right of Second Refusal may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise the Right of Second Refusal.

40. **Right to Extend Term**. Tenant shall have the right to extend the Term of the Lease upon the following terms and conditions:

(a) **Extension Rights**. Tenant shall have 1 right (the "**Extension Right**") to extend the term of this Lease for 24 months (the "**Extension Term**") on the same terms and conditions as this Lease (other than with respect to Base Rent and the Work Letter) by giving Landlord written notice of its election to exercise such Extension Right at least 12 months prior to the expiration of the Base Term of the Lease.

Upon the commencement of the Extension Term, Base Rent shall be payable at the Market Rate (as defined below). Base Rent shall thereafter be adjusted on each annual anniversary of the commencement of such Extension Term by a percentage as determined by Landlord and agreed to by Tenant at the time the Market Rate is determined. As used herein, "**Market Rate**" shall mean the rate that comparable landlords of comparable buildings have accepted in current transactions from non-equity

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(i.e., not being offered equity in the buildings) and nonaffiliated tenants of similar financial strength for space of comparable size, quality (including all Tenant Improvements, Alterations and other improvements) and floor height in Class A laboratory/office buildings in the Torrey Pines area of San Diego for a comparable term, with the determination of the Market Rate to take into account all relevant factors, including tenant inducements, available amenities (including, without limitation, any common amenities located at the Project and the Amenities (as defined in Section 41 below), age of the Building, age of mechanical systems serving the Premises, parking costs, leasing commissions, allowances or concessions, if any. Notwithstanding the foregoing, the Market Rate shall in no event be less than the Base Rent payable as of the date immediately preceding the commencement of such Extension Term increased by the Rent Adjustment Percentage multiplied by such Base Rent.

If, on or before the date which is 210 days prior to the expiration of the Base Term of this Lease, Tenant has not agreed with Landlord's determination of the Market Rate and the rent escalations during the Extension Term after negotiating in good faith, Tenant shall be deemed to have elected arbitration as described in Section 40(b). Tenant acknowledges and agrees that, if Tenant has elected to exercise the Extension Right by delivering notice to Landlord as required in this Section 40(a), Tenant shall have no right thereafter to rescind or elect not to extend the term of the Lease for the Extension Term.

(b) **Arbitration**.

(i) Within 10 days of Tenant's notice to Landlord of its election **(or deemed election)** to arbitrate Market Rate and escalations, each party shall deliver to the other a proposal containing the Market Rate and escalations that the submitting party believes to be correct ("**Extension Proposal**"). If either party fails to timely submit an Extension Proposal, the other party's submitted proposal shall determine the Base Rent and escalations for the Extension Term. If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (and defined below) to determine the Market Rate and escalations. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party's submitted proposal shall determine the Base Rent for the Extension Term. The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator. If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.

(ii) The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the single Arbitrator shall be final and binding upon the parties. The average of the two closest Arbitrators in a three Arbitrator panel shall be final and binding upon the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If the Market Rate and escalations are not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Extension Term and increased by the Rent Adjustment Percentage until such determination is made. After the determination of the Market Rate and escalations, the parties shall make any necessary adjustments to such payments made by Tenant. Landlord and Tenant shall then execute an amendment recognizing the Market Rate and escalations for the Extension Term.

(iii) An "**Arbitrator**" shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and: (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in the greater San Diego metropolitan area, or

ALEXANDRIA. Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

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(B) a licensed commercial real estate broker with not less than 15 years experience representing landlords and/or tenants in the leasing of high tech or life sciences space in the greater San Diego metropolitan area, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.

(c) **Rights Personal**. The Extension Right is personal to Tenant and are not assignable without Landlord's consent, which may be granted or withheld in Landlord's sole discretion separate and apart from any consent by Landlord to an assignment of Tenant's interest in the Lease, except that they may be assigned in connection with any Permitted Assignment of this Lease.

(d) **Exceptions**. Notwithstanding anything set forth above to the contrary, the Extension Right shall, at Landlord's option, not be in effect and Tenant may not exercise the Extension Right:

(i) during any period of time that Tenant is in Default under any provision of this Lease; or

(ii) if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise the Extension Right, whether or not the Defaults are cured.

(e) **No Extensions**. The period of time within which the Extension Right may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise the Extension Right.

(f) **Termination**. The Extension Right shall, at Landlord's option, terminate and be of no further force or effect even after Tenant's due and timely exercise of the Extension Right, if, after such exercise, but prior to the commencement date of an Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.

41. **The Alexandria Amenities**.

(a) **Generally**. ARE-SD Region No. 17, LLC, a Delaware limited liability company ("**The Alexandria Landlord**") has constructed certain amenities at the property owned by The Alexandria Landlord located at 10996 Torreyana Road, San Diego, California ("**The Alexandria**"), which, as of the date of this Lease, include, without limitation, shared conference facilities ("**Shared Conference Facilities**"), a fitness center and restaurant (collectively, the "**Amenities**") for non-exclusive use by (a) Tenant, (b) other tenants of the Project, (c) Landlord, (d) the tenants of The Alexandria Landlord, (e) The Alexandria Landlord, (e) other affiliates of Landlord, The Alexandria Landlord and Alexandria Real Estate Equities, Inc. ("**ARE**"), (f) the tenants of such other affiliates of Landlord, The Alexandria Landlord and ARE, and (g) any other parties permitted by The Alexandria Landlord (collectively, "**Users**"). Landlord, The Alexandria Landlord, ARE, and all affiliates of Landlord, Alexandria Landlord and ARE may be referred to collectively herein as the "**ARE Parties**." Notwithstanding anything to the contrary contained herein, Tenant acknowledges and agrees that The Alexandria Landlord shall have the right, at the sole discretion of The Alexandria Landlord, to not make the Amenities available for use by some or all currently contemplated Users (including Tenant). The Alexandria Landlord shall have the sole right to determine all matters related to the Amenities including, without limitation, relating to the reconfiguration, relocation, modification or removal of any of the Amenities at The Alexandria and/or to revise, expand or discontinue any of the services (if any) provided in connection with the Amenities. Tenant acknowledges and agrees that Landlord has not made any representations or warranties regarding the availability of the Amenities and that Tenant is not entering into this Lease relying on the continued availability of the Amenities to Tenant.

ALEXANDRIA. Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

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(b) **License**. Commencing on the Commencement Date, and so long as The Alexandria and the Project continue to be owned by affiliates of ARE, Tenant shall have the non-exclusive right to the use of the available Amenities in common with other Users pursuant to the terms of this Section 41. Tenant shall be entitled to 2.5 passes to the fitness center located at The Alexandria per 1,000 rentable square feet of the Premises for use by employees of Tenant employed at the Premises. If available, Tenant may purchase additional fitness center passes at the then-current market rates. Commencing on the Commencement Date, Tenant shall pay to Landlord a fixed fee during the Base Term equal to $0.18 per rentable square foot of the Premises per month ("**Amenities Fee**"), which Amenities Fee shall by payable on the first day of each month during the Term whether or not Tenant elects to use any or all of the Amenities. The Amenities Fee shall be increased annually on each anniversary of the Commencement Date by 3%. With respect to the Extension Term, if exercised by Tenant, Landlord may impose a market fee in connection with the Amenities. If all of the Amenities at The Alexandria become materially unavailable for use by Tenant (for any reason other than a Default by Tenant under this Lease or the default by Tenant of any agreement(s) relating to the use of the Amenities by Tenant) for a period in excess of 120 consecutive days, then, commencing on the date that the Amenities in their entirety become materially unavailable for use by Tenant and continuing for the period that the Amenities in their entirety remain materially unavailable for use by Tenant, the Amenities Fee then-currently payable by Tenant shall be abated.

(c) **Shared Conference Facilities**. Use by Tenant of the Shared Conference Facilities and restaurant at The Alexandria shall be in common with other Users with scheduling procedures reasonably determined by The Alexandria Landlord or The Alexandria Landlord's then designated event operator ("**Event Operator**"). Tenant's use of the Shared Conference Facilities shall be subject to the payment by Tenant to The Alexandria Landlord of a fee equal to The Alexandria Landlord's quoted rates for the usage of the Shared Conference Facilities in effect at the time of Tenant's scheduling discounted by 30%. Tenant's use of the conference rooms in the Shared Conference Area shall be subject to availability and The Alexandria Landlord (or, if applicable, Event Operator) reserves the right to exercise its reasonable discretion in the event of conflicting scheduling requests among Users. Tenant hereby acknowledges that (i) Biocom/San Diego, a California non-profit corporation ("**Biocom**") has the right to reserve the Shared Conference Facilities and any reservable dining area(s) included within the Amenities for up to 50% of the time that such Shared Conference Facilities and reservable dining area(s) are available for use by Users each calendar month, and (ii) Illumina, Inc., a Delaware corporation, has the exclusive use of the main conference room within the Shared Conference Facilities for up to 4 days per calendar month.

Tenant shall be required to use the food service operator designated by The Alexandria Landlord at The Alexandria (the "**Designated Food and Beverage Operator**") for any food and/or beverage service or catered events held by Tenant in the Shared Conference Facilities. As of the date of this Lease, the Designated Food and Beverage Operator is The Farmer and the Seahorse. The Alexandria Landlord has the right, in its sole and absolute discretion, to change the Designated Food and Beverage Operator at any time. Tenant may not use any vendors other than the Designated Food and Beverage Operator nor may Tenant supply its own food and/or beverages in connection with any food and/or beverage service or catered events held by Tenant in the Shared Conference Facilities.

Tenant shall, at Tenant's sole cost and expense, (i) be responsible for the set-up of the Shared Conference Facilities in connection with Tenant's use (including, without limitation ensuring that Tenant has a sufficient number of chairs and tables and the appropriate equipment), and (ii) surrender the Shared Conference Facilities after each time that Tenant uses the Shared Conference Facilities free of Tenant's personal property, in substantially the same set up and same condition as received, and free of any debris and trash. If Tenant fails to restore and surrender the Shared Conference Facilities as required by sub-section (ii) of the immediately preceding sentence, such failure shall constitute a "**Shared Facilities Default**." Each time that Landlord reasonably determines that Tenant has committed a Shared Facilities Default, Tenant shall be required to pay Landlord a penalty within 5 days after notice from Landlord of such Shared Facilities Default. The penalty payable by Tenant in connection with the first Shared Facilities Default shall be $200. The penalty payable shall increase by $50 for each subsequent Shared Facilities Default (for the avoidance of doubt, the penalty shall be $250 for the second Shared Facilities Default, shall be $300 for the third Shared Facilities Default, etc.). In addition to the foregoing,

ALEXANDRIA. Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

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Tenant shall be responsible for reimbursing The Alexandria Landlord or Landlord, as applicable, for all costs expended by The Alexandria Landlord or Landlord, as applicable, in repairing any damage to the Shared Conference Facilities, the Amenities, or The Alexandria caused by Tenant or any Tenant Related Party. The provisions of this Section 40(c) shall survive the expiration or earlier termination of this Lease.

(d) **Restaurant**. Tenant's employees that have been issued an access card to The Alexandria shall have the right, along with other Users, to access and use the restaurant located at The Alexandria. All such employees of Tenant shall be entitled to a 20% discount on certain food items (not including alcohol) purchased at the restaurant (on an individual basis and not with respect to entire tables or checks), which discount shall not be transferrable.

(e) **Rules and Regulations**. Tenant shall be solely responsible for paying for any and all ancillary services (e.g., audio visual equipment) provided to Tenant, all food services operators and any other third party vendors providing services to Tenant at The Alexandria. Tenant shall use the Amenities (including, without limitation, the Shared Conference Facilities) in compliance with all applicable Legal Requirements and any rules and regulations imposed by The Alexandria Landlord or Landlord from time to time and in a manner that will not interfere with the rights of other Users. The use of Amenities other than the Shared Conference Facilities by employees of Tenant shall be in accordance with the terms and conditions of the standard licenses, indemnification and waiver agreement required by The Alexandria Landlord or the operator of the Amenities to be executed by all persons wishing to use such Amenities. Neither The Alexandria Landlord nor Landlord (nor, if applicable, any other affiliate of Landlord) shall have any liability or obligation for the breach of any rules or regulations by other Users with respect to the Amenities. Tenant shall not make any alterations, additions, or improvements of any kind to the Shared Conference Facilities, the Amenities or The Alexandria.

Tenant acknowledges and agrees that The Alexandria Landlord shall have the right at any time and from time to time to reconfigure, relocate, modify or remove any of the Amenities at The Alexandria and/or to revise, expand or discontinue any of the services (if any) provided in connection with the Amenities.

(f) **Waiver of Liability and Indemnification**. Tenant warrants that it will use reasonable care to prevent damage to property and injury to persons while on The Alexandria. To the extent permitted by applicable law, Tenant waives any claims it or any Tenant Parties may have against any ARE Parties relating to, arising out of or in connection with the Amenities and any entry by Tenant and/or any Tenant Parties onto The Alexandria, and Tenant releases and exculpates all ARE Parties from any liability relating to, arising out of or in connection with the Amenities and any entry by Tenant and/or any Tenant Parties onto The Alexandria. Tenant hereby agrees to indemnify, defend, and hold harmless the ARE Parties from any claim of damage to property or injury to person relating to, arising out of or in connection with (i) the use of the Amenities by Tenant or any Tenant Parties, and (ii) any entry by Tenant and/or any Tenant Parties onto The Alexandria, except to the extent caused by the willful misconduct or gross negligence of Landlord. The provisions of this Section 41 shall survive the expiration or earlier termination of this Lease.

(g) **Insurance**. As of the Amenities Commencement Date, Tenant shall cause The Alexandria Landlord to be named as an additional insured under the commercial general liability policy of insurance that Tenant is required to maintain pursuant to Section 17 of this Lease.

42. **Miscellaneous**.

(a) **Notices**. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

ALEXANDRIA. Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

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(b) **Joint and Several Liability**. If and when included within the term "**Tenant**," as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

(c) **Financial Information**. Tenant shall furnish Landlord with true and complete copies of (i) Tenant's most recent unaudited (or, if available, audited) annual financial statements within 90 days of the end of each of Tenant's fiscal years during the Term, (ii) Tenant's most recent unaudited quarterly financial statements within 45 days of the end of each of Tenant's first three fiscal quarters of each of Tenant's fiscal years during the Term, and (iii) at Landlord's request from time to time, updated business plans, including cash flow projections and/or pro forma balance sheets and income statements, all of which shall be treated by Landlord as confidential information belonging to Tenant. So long as Tenant is a "public company" and its financial information is publicly available, then the foregoing delivery requirements of this Section 42(c) shall not apply.

(d) **Recordation**. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

(e) **Interpretation**. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(f) **Not Binding Until Executed.** The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(g) **Limitations on Interest**. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(h) **Choice of Law**. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

(i) **Time**. Time is of the essence as to the performance of Tenant's obligations under this Lease.

(j) **OFAC**. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control ("**OFAC**") of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the "**OFAC Rules**"), (b) not listed on, and shall not during the term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any

ALEXANDRIA. Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

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authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

(k) **Incorporation by Reference**. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(l) **Entire Agreement**. This Lease, including the exhibits attached hereto, constitutes the entire agreement between Landlord and Tenant pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein.

(m) **No Accord and Satisfaction**. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Base Rent or any Additional Rent will be other than on account of the earliest stipulated Base Rent and Additional Rent, nor will any endorsement or statement on any check or letter accompanying a check for payment of any Base Rent or Additional Rent be an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.

(n) **Hazardous Activities**. Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant's routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses. In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord's reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant's Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.

(o) **Redevelopment of Project**. Tenant acknowledges that Landlord, in its sole discretion, may, subject to the third sentence of Section 1, from time to time expand, renovate and/or reconfigure the Project as the same may exist from time to time and, in connection therewith or in addition thereto, as the case may be, from time to time without limitation: (a) change the shape, size, location, number and/or extent of any improvements, buildings, structures, lobbies, hallways, entrances, exits, parking and/or parking areas relative to any portion of the Project; (b) modify, eliminate and/or add any buildings, improvements, and parking structure(s) either above or below grade, to the Project, the Common Areas and/or any other portion of the Project and/or make any other changes thereto affecting the same; and (c) make any other changes, additions and/or deletions in any way affecting the Project and/or any portion thereof as Landlord may elect from time to time, including without limitation, additions to and/or deletions from the land comprising the Project, the Common Areas and/or any other portion of the Project. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no right to seek damages (including abatement of Rent) or to cancel or terminate this Lease because of any proposed changes, expansion, renovation or reconfiguration of the Project nor shall Tenant have the right to restrict, inhibit or prohibit any such changes, expansion, renovation or reconfiguration; provided, however, Landlord shall not change the size, dimensions, location or Tenant's Permitted Use of the Premises.

(p) **Discontinued Use**. If, at any time following the Commencement Date, Tenant does not continuously operate its business in the Premises for a period of 180 consecutive days, Landlord may, but is not obligated to, elect to terminate this Lease upon 30 days' written notice to Tenant, whereupon this Lease shall terminate 30 days' after Landlord's delivery of such written notice ("**Termination Date**"), and Tenant shall vacate the Premises and deliver possession thereof to Landlord in the condition required by the terms of this Lease on or before the Termination Date and Tenant shall have no further obligations under this Lease except for those accruing prior to the Termination Date and those which, pursuant to the terms of the Lease, survive the expiration or early termination of the Lease.

ALEXANDRIA. Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

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(q) **EV Charging Stations**. Landlord shall not unreasonably withhold its consent to Tenant's written request to install 1 or more electric vehicle car charging stations ("**EV Stations**") in the parking area serving the Project; provided, however, that Tenant complies with all reasonable requirements, standards, rules and regulations which may be imposed by Landlord, at the time Landlord's consent is granted, in connection with Tenant's installation, maintenance, repair and operation of such EV Stations, which may include, without limitation, the charge to Tenant of a reasonable monthly rental amount for the parking spaces used by Tenant for such EV Stations, Landlord's designation of the location of Tenant's EV Stations, and Tenant's payment of all costs whether incurred by Landlord or Tenant in connection with the installation, maintenance, repair and operation of each Tenant's EV Station(s). Nothing contained in this paragraph is intended to increase the number of parking spaces which Tenant is otherwise entitled to use at the Project under Section 10 of this Lease nor impose any additional obligations on Landlord with respect to Tenant's parking rights at the Project.]

(r) **California Accessibility Disclosure**. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project has not undergone inspection by a Certified Access Specialist (CASp). In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." In furtherance of and in connection with such notice: (i) Tenant, having read such notice and understanding Tenant's right to request and obtain a CASp inspection, hereby elects not to obtain such CASp inspection and forever waives its rights to obtain a CASp inspection with respect to the Premises, Building and/or Project to the extent permitted by Legal Requirements; and (ii) if the waiver set forth in clause (i) hereinabove is not enforceable pursuant to Legal Requirements, then Landlord and Tenant hereby agree as follows (which constitute the mutual agreement of the parties as to the matters described in the last sentence of the foregoing notice): (A) Tenant shall have the one-time right to request for and obtain a CASp inspection, which request must be made, if at all, in a written notice delivered by Tenant to Landlord; (B) any CASp inspection timely requested by Tenant shall be conducted (1) at a time mutually agreed to by Landlord and Tenant, (2) in a professional manner by a CASp designated by Landlord and without any testing that would damage the Premises, Building or Project in any way, and (3) at Tenant's sole cost and expense, including, without limitation, Tenant's payment of the fee for such CASp inspection, the fee for any reports prepared by the CASp in connection with such CASp inspection (collectively, the "**CASp Reports**") and all other costs and expenses in connection therewith; (C) the CASp Reports shall delivered by the CASp simultaneously to Landlord and Tenant; (D) Tenant, at its sole cost and expense, shall be responsible for making any improvements, alterations, modifications and/or repairs to or within the Premises to correct violations of construction-related accessibility standards including, without limitation, any violations disclosed by such CASp inspection; and (E) if such CASp inspection identifies any improvements, alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards relating to those items of the Building and Project located outside the Premises that are Landlord's obligation to repair as set forth in this Lease, then Landlord shall perform such improvements, alterations, modifications and/or repairs as and to the extent required by Legal Requirements to correct such violations, and Tenant shall reimburse Landlord for the cost of such improvements, alterations, modifications and/or repairs within 10 business days after Tenant's receipt of an invoice therefor from Landlord.

[Signatures on next page]

ALEXANDRIA. Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

VIVIDION THERAPEUTICS, INC.,
a Delaware corporation

By: ______________________
Its: President

LANDLORD:

ARE-3535/3565 GENERAL ATOMICS COURT, LLC,
a Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, INC.,
a Maryland corporation,
managing member

By: ______________________
Its: Gary Dean
Senior Vice President
RE Legal Affairs

3565 General Atomics/Vividion - Page 1

EXHIBIT A TO LEASE

DESCRIPTION OF PREMISES

NAUTILUS IV SPEC SUITE
FIRST FLOOR ENLARGED FLOOR PLAN, VIVIDION CONCEPT PLAN
SCALE: 1" = 10'-0"
1/12/2017
McFARLANE ARCHITECTS
LAB
MASS SPEC
TISSUE CULTURE
HALLWAY
DARK ROOM
AUTOCLAVE / FREEZERS
HUDDLE
COPY
BREAK
IT
VENDOR CONF.
LOBBY
CONF
OPEN OFFICE
OFFICE
HUDDLE
OFFICE
OFFICE
OFFICE
OFFICE

ALEXANDRIA.

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

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EXHIBIT B TO LEASE

DESCRIPTION OF PROJECT

PARCELS 1 & 2 IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA AS SHOWN AT PAGE 16665 OF PARCEL MAPS FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, OCTOBER 24, 1991.

EXCEPTING ALL OIL, GAS AND OTHER HYDROCARBONS, NON-HYDROCARBON GASES OR GASEOUS SUBSTANCES, GEOTHERMAL RESOURCES AS DEFINED IN SECTION 6903 OF THE CALIFORNIA PUBLIC RESOURCES CODE AND ALL OTHER MINERALS OF WHATSOEVER NATURE, WHETHER SIMILAR TO THOSE HEREIN SPECIFIED OR NOT, WITHIN OR THAT MAY BE PRODUCED FROM THE PROPERTY, PROVIDED, HOWEVER, THAT ALL RIGHTS AND INTEREST IN THE SURFACE OF THE PROPERTY ARE HEREBY CONVEYED TO GRANTEE, NO RIGHT OR INTEREST OF ANY KIND THEREIN, EXPRESS OR IMPLIED, BEING EXCEPTED OR RESERVED TO GRANTOR EXCEPT AS HEREINAFTER EXPRESSLY SET FORTH RESERVED IN DEED RECORDED JANUARY 25, 1991 AS FILE NO. 91-0035394.

FURTHER EXCEPTING THE SOLE AND EXCLUSIVE RIGHT FROM TIME TO TIME TO DRILL AND MAINTAIN WELLS OR OTHER WORKS INTO, ON OR THROUGH THE PROPERTY BELOW A DEPTH OF 500 FEET AND TO PRODUCE, INJECT, STORE AND REMOVE FROM OR THROUGH SUCH WELLS OR WORKS, OIL, GAS AND OTHER SUBSTANCES OF WHATEVER NATURE INCLUDING THE RIGHT TO PERFORM BELOW A DEPTH OF 500 FEET ALL OPERATIONS DEEMED BY GRANTOR NECESSARY OR CONVENIENT FOR THE EXERCISE OF SUCH RIGHTS, PROVIDED, HOWEVER, THAT THE EXERCISE OF SUCH RIGHTS BELOW A DEPTH OF 500 FEET CONFERS NO RIGHTS TO GRANTOR WITH RESPECT TO, AND SHALL NOT INTERFERE WITH GRANTEE'S USE AND ENJOYMENT OF THE SURFACE OF, THE PROPERTY RESERVED IN DEED RECORDED JANUARY 25, 1991 AS FILE NO. 91-0035394.

LOTS 6, 7 AND 8 OF TORREY PINES SCIENCE CENTER UNIT NO. 1, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 12419, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY JULY 12, 1989.

EXCEPTING THEREFROM ALL OIL, GAS AND OTHER HYDROCARBONS, NON-HYDROCARBON GASES OR GASEOUS SUBSTANCES, GEOTHERMAL RESOURCES AS DEFINED IN SECTION 6903 OF THE CALIFORNIA PUBLIC RESOURCES CODE AND ALL OTHER MINERALS OF WHATSOEVER NATURE, WHETHER SIMILAR TO THOSE HEREIN SPECIFIED OR NOT, WITHIN OR THAT MAY BE PRODUCED FROM THE LAND, AS RESERVED BY CHEVRON LAND AND DEVELOPMENT COMPANY, A DELAWARE CORPORATION ("GRANTOR") IN THAT CERTAIN CORPORATION GRANT DEED TO NEXUS SCIENCE CENTER - TORREY PINES, A CALIFORNIA LIMITED PARTNERSHIP ("GRANTEE"), RECORDED MARCH 9, 1990, AS FILE NO. 90-127215, PROVIDED HOWEVER, THAT ALL RIGHTS AND INTEREST IN THE SURFACE OF THE LAND ARE HEREBY CONVEYED TO GRANTEE NO RIGHT OR INTEREST OF ANY KIND THEREIN, EXPRESS OR IMPLIED, BEING EXCEPTED OR RESERVED TO GRANTOR EXCEPT AS HEREIN EXPRESSLY SET FORTH.

FURTHER EXCEPTING AND RESERVING TO GRANTOR, ITS SUCCESSOR AND ASSIGNS, THE SOLE AND EXCLUSIVE RIGHT FROM TIME TO TIME TO DRILL AND MAINTAIN WELLS OR OTHER WORKS INTO, ON OR THROUGH THE LAND BELOW A DEPTH OF 500 FEET AND TO PRODUCE, INJECT, STORE AND REMOVE FROM OR THROUGH SUCH WELLS OR WORKS, OIL, GAS AND OTHER SUBSTANCES OF WHATEVER NATURE INCLUDING THE RIGHT TO PERFORM BELOW A DEPTH OF 500 FEET ALL OPERATIONS DEEMED BY GRANTOR NECESSARY OR CONVENIENT FOR THE EXCERCISE OF SUCH RIGHTS, PROVIDED, HOWEVER, THAT THE EXERCISE OF SUCH RIGHTS BELOW A DEPTH OF 500 FEET CONFERS NO RIGHTS TO GRANTOR WITH RESPECT TO, AND SHALL NOT INTERFERE WITH GRANTEE'S USE AND ENJOYMENT OF THE SURFACE OF. THE LAND.

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Work Letter – Tenant Build **3565 General Atomics/Vividion - Page 1**

EXHIBIT C TO LEASE

WORK LETTER

THIS WORK LETTER dated January ___, 2017 (this "**Work Letter**") is made and entered into by and between **ARE-3535/3565 GENERAL ATOMICS COURT, LLC**, a Delaware limited liability company ("**Landlord**"), and **VIVIDION THERAPEUTICS, INC.**, a Delaware corporation ("**Tenant**"), and is attached to and made a part of the Lease Agreement dated January 22, 2017 (the "**Lease**"), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1. **General Requirements**.

(a) **Tenant's Authorized Representative**. Tenant designates Alexis McWilliams and Nick C. Herrera, Ph.D. (either such individual acting alone, "**Tenant's Representative**") as the only persons authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication ("**Communication**") from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant's Representative. Tenant may change either Tenant's Representative at any time upon not less than 5 business days advance written notice to Landlord. Neither Tenant nor Tenant's Representative shall be authorized to direct Landlord's contractors in the performance of Landlord's Work (as hereinafter defined).

(b) **Landlord's Authorized Representative**. Landlord designates Jenny Gardner and Jessica King (either such individual acting alone, "**Landlord's Representative**") as the only persons authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord's Representative. Landlord may change either Landlord's Representative at any time upon not less than 5 business days advance written notice to Tenant. Landlord's Representative shall be the sole persons authorized to direct Landlord's contractors in the performance of Landlord's Work.

(c) **Architects, Consultants and Contractors**. Landlord and Tenant hereby acknowledge and agree that: (i) the general contractor and any subcontractors for the Tenant Improvements shall be selected by Landlord, subject to Tenant's approval, which approval shall not be unreasonably withheld, conditioned or delayed, and (ii) McFarlane Architects shall be the architect (the "**TI Architect**") for the Tenant Improvements.

2. **Tenant Improvements**.

(a) **Tenant Improvements Defined**. As used herein, "**Tenant Improvements**" shall mean all improvements to the Premises of a fixed and permanent nature as shown on the TI Construction Drawings, as defined in Section 2(c) below. Other than Landlord's Work (as defined in Section 3(a) below, Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises for Tenant's use and occupancy.

(b) **Tenant's Space Plans**. Landlord and Tenant acknowledge and agree that the plan prepared by the TI Architect attached hereto as **Annex 1** (the "**Space Plan**") has been approved by both Landlord and Tenant. Landlord and Tenant further acknowledge and agree that any changes to the Space Plan constitute a Change Request the cost of which changes shall be paid for by Tenant. Tenant shall be solely responsible for all costs incurred by Landlord to alter the Building (or Landlord's plans for the Building) as a result of Tenant's requested changes.

(c) **Working Drawings**. Landlord shall cause the TI Architect to prepare and deliver to Tenant for review and comment construction plans, specifications and drawings for the Tenant Improvements ("**TI Construction Drawings**"), which TI Construction Drawings shall be prepared

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Work Letter – Tenant Build **3565 General Atomics/Vividion - Page** 2

substantially in accordance with the Space Plan. Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant's requirements for the Tenant Improvements. Tenant shall deliver its written comments on the TI Construction Drawings to Landlord not later than 10 business days after Tenant's receipt of the same; provided, however, that Tenant may not disapprove any matter that is consistent with the Space Plan without submitting a Change Request. Landlord and the TI Architect shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Tenant how Landlord proposes to respond to such comments, but Tenant's review rights pursuant to the foregoing sentence shall not delay the design or construction schedule for the Tenant Improvements. Any disputes in connection with such comments shall be resolved in accordance with Section 2(d) hereof. Provided that the design reflected in the TI Construction Drawings is consistent with the Space Plan, Tenant shall approve the TI Construction Drawings submitted by Landlord, unless Tenant submits a Change Request. Once approved by Tenant, subject to the provisions of Section 4 below, Landlord shall not materially modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 3(b) below).

(d) **Approval and Completion**. It is hereby acknowledged by Landlord and Tenant that the TI Construction Drawings must be completed and approved not later than March 2, 2017, in order for the Landlord's Work to be Substantially Complete by the Target Commencement Date (as defined in the Lease). Upon any dispute regarding the design of the Tenant Improvements, which is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of the Tenant Improvements, provided (i) Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord's and Tenant's positions with respect to such dispute, (ii) that all costs and expenses resulting from any such decision by Tenant shall be payable out of the TI Fund (as defined in Section 5(d) below), and (iii) Tenant's decision will not affect the base Building, structural components of the Building or any Building systems. Any changes to the TI Construction Drawings following Landlord's and Tenant's approval of same requested by Tenant shall be processed as provided in Section 4 hereof.

3. **Performance of Landlord's Work**.

(a) **Definition of Landlord's Work**. As used herein, "**Landlord's Work**" shall mean the work of constructing the Tenant Improvements.

(b) **Commencement and Permitting**. Landlord shall commence construction of the Tenant Improvements upon obtaining a building permit (the "**TI Permit**") authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Tenant. The cost of obtaining the TI Permit shall be payable by Landlord. Tenant shall assist Landlord in obtaining the TI Permit. If any Governmental Authority having jurisdiction over the construction of Landlord's Work or any portion thereof shall impose terms or conditions upon the construction thereof that: (i) are inconsistent with Landlord's obligations hereunder, (ii) increase the cost of constructing Landlord's Work, or (iii) will materially delay the construction of Landlord's Work, Landlord and Tenant shall reasonably and in good faith seek means by which to mitigate or eliminate any such adverse terms and conditions.

(c) **Completion of Landlord's Work**. Landlord shall substantially complete or cause to be substantially completed Landlord's Work in a good and workmanlike manner, in accordance with the TI Permit subject, in each case, to Minor Variations and normal "punch list" items of a non-material nature that do not interfere with the use of the Premises ("**Substantial Completion**" or "**Substantially Complete**"). Upon Substantial Completion of Landlord's Work, Landlord shall require the TI Architect and the general contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects ("**AIA**") document G704. For purposes of this Work Letter, "**Minor Variations**" shall mean any modifications reasonably required: (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the TI Permit); (ii) to comply with any request by Tenant for modifications to Landlord's Work; (iii) to comport with good design, engineering, and construction practices that are not material; or (iv) to

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Work Letter – Tenant Build **3565 General Atomics/Vividion - Page** 3

make reasonable adjustments for field deviations or conditions encountered during the construction of Landlord's Work.

(d) **Selection of Materials**. Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Landlord and Tenant, the option will be selected at Landlord's sole and absolute subjective discretion. As to all building materials and equipment that Landlord is obligated to supply under this Work Letter, Landlord shall select the manufacturer thereof in its sole and absolute subjective discretion.

(e) **Delivery of the Premises**. When Landlord's Work is Substantially Complete, subject to the remaining terms and provisions of this Section 3(e), Tenant shall accept the Premises. Tenant's taking possession and acceptance of the Premises shall not constitute a waiver of: (i) any warranty with respect to workmanship (including installation of equipment) or material (exclusive of equipment provided directly by manufacturers), (ii) any non-compliance of Landlord's Work with applicable Legal Requirements, or (iii) any claim that Landlord's Work was not completed substantially in accordance with the TI Construction Drawings (subject to Minor Variations and such other changes as are permitted hereunder) (collectively, a "**Construction Defect**"). Tenant shall have one year after Substantial Completion within which to notify Landlord of any such Construction Defect discovered by Tenant, and Landlord shall use reasonable efforts to remedy or cause the responsible contractor to remedy any such Construction Defect within 30 days thereafter. Notwithstanding the foregoing, Landlord shall not be in default under the Lease if the applicable contractor, despite Landlord's reasonable efforts, fails to remedy such Construction Defect within such 30-day period, in which case Landlord shall have no further obligation with respect to such Construction Defect other than to cooperate, at no cost to Landlord, with Tenant should Tenant elect to pursue a claim against such contractor, provided that Tenant shall defend with counsel reasonably acceptable to Landlord, indemnify and hold Landlord harmless from and against any claims arising out of or in connection with any such claim.

Tenant shall be entitled to receive the benefit of all construction warranties and manufacturer's equipment warranties relating to equipment installed in the Premises. If requested by Tenant, Landlord shall attempt to obtain extended warranties from manufacturers and suppliers of such equipment, but the cost of any such extended warranties shall be borne solely by Tenant. Landlord shall promptly undertake and complete, or cause to be completed, all punch list items.

(f) **Commencement Date Delay**. Except as otherwise provided in the Lease, Delivery of the Premises shall occur when Landlord's Work has been Substantially Completed, except to the extent that completion of Landlord's Work shall have been actually delayed by any one or more of the following causes ("**Tenant Delay**"):

(i) Tenant's Representative was not available to give or receive any Communication or to take any other action required to be taken by Tenant hereunder;

(ii) Tenant's request for Change Requests (as defined in Section 4(a) below) whether or not any such Change Requests are actually performed;

(iii) Construction of any Change Requests;

(iv) Tenant's request for materials, finishes or installations requiring unusually long lead times;

(v) Tenant's delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein;

(vi) Tenant's delay in providing information critical to the normal progression of the Project. Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of any request for such information from Landlord;

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Work Letter – Tenant Build **3565 General Atomics/Vividion - Page 4**

(vii) Tenant's delay in making payments to Landlord for Excess TI Costs (as defined in Section 5(b) below); or

(viii) Any other act or omission by Tenant or any Tenant Party (as defined in the Lease), or persons employed by any of such persons.

If Delivery is delayed for any of the foregoing reasons, then Landlord shall cause the TI Architect to certify the date on which the Tenant Improvements would have been completed but for such Tenant Delay and such certified date shall be the date of Delivery.

4. **Changes**. Any changes requested by Tenant to the Tenant Improvements after the delivery and approval by Landlord of the Space Plan shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord and the TI Architect, such approval not to be unreasonably withheld, conditioned or delayed.

(a) **Tenant's Request For Changes**. If Tenant shall request changes to the Tenant Improvements ("**Changes**"), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a "**Change Request**"), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Tenant's Representative. Landlord shall, before proceeding with any Change, use commercially reasonable efforts to respond to Tenant as soon as is reasonably possible with an estimate of: (i) the time it will take, and (ii) the architectural and engineering fees and costs that will be incurred, to analyze such Change Request (which costs shall be paid by Tenant to the extent actually incurred, whether or not such change is implemented). Landlord shall thereafter submit to Tenant in writing, within 5 business days of receipt of the Change Request (or such longer period of time as is reasonably required depending on the extent of the Change Request), an analysis of the additional cost or savings involved, including, without limitation, architectural and engineering costs and the period of time, if any, that the Change will extend the date on which Landlord's Work will be Substantially Complete. Any such delay in the completion of Landlord's Work caused by a Change, including any suspension of Landlord's Work while any such Change is being evaluated and/or designed, shall be Tenant Delay.

(b) **Implementation of Changes**. If Tenant: (i) approves in writing the cost or savings and the estimated extension in the time for completion of Landlord's Work, if any, and (ii) deposits with Landlord any Excess TI Costs required in connection with such Change, Landlord shall cause the approved Change to be instituted. Notwithstanding any approval or disapproval by Tenant of any estimate of the delay caused by such proposed Change, the TI Architect's determination of the amount of Tenant Delay in connection with such Change shall be final and binding on Landlord and Tenant.

5. **Costs**.

(a) **TI Costs**. Landlord shall be responsible for the payment of design, permits and construction costs in connection with the construction of the Tenant Improvements, including, without limitation, the TI Construction Drawings and the Space Plan and Landlord's out-of-pocket expenses (collectively, "**TI Costs**"). Notwithstanding anything to the contrary contained herein, in no event shall Landlord be required to pay for any furniture, personal property or other non-Building system materials or equipment, including, but not limited to, Tenant's voice or data cabling.

(b) **Excess TI Costs**. Notwithstanding anything to the contrary contained herein, Tenant acknowledges and agrees that Landlord shall have no responsibility for any costs arising from or related to Tenant's changes to the Space Plan or TI Construction Drawings, Tenant Delays, the cost of Changes and Change Requests (collectively, "**Excess TI Costs**"). Tenant shall deposit with Landlord, as a condition precedent to Landlord's obligation to complete the Tenant Improvements, 100% of the Excess TI Costs. If Tenant fails to deposit any Excess TI Costs with Landlord, Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to

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Work Letter – Tenant Build **3565 General Atomics/Vividion - Page 5**

interest at the Default Rate and the right to assess a late charge). For purposes of any litigation instituted with regard to such amounts, those amounts will be deemed Rent under the Lease.

6. **Tenant Access**.

(a) **Tenant's Access Rights**. Landlord hereby agrees to permit Tenant access, at Tenant's sole risk and expense, to the Building (i) 30 days prior to the Commencement Date to perform any work ("**Tenant's Work**") required by Tenant other than Landlord's Work, provided that such Tenant's Work is coordinated with the TI Architect and the general contractor, and complies with the Lease and all other reasonable restrictions and conditions Landlord may impose, and (ii) prior to the completion of Landlord's Work, to inspect and observe work in process; all such access shall be during normal business hours or at such other times as are reasonably designated by Landlord. Notwithstanding the foregoing, Tenant shall have no right to enter onto the Premises or the Project unless and until Tenant shall deliver to Landlord evidence reasonably satisfactory to Landlord demonstrating that any insurance reasonably required by Landlord in connection with such pre-commencement access (including, but not limited to, any insurance that Landlord may require pursuant to the Lease) is in full force and effect. Any entry by Tenant shall comply with all established safety practices of Landlord's contractor and Landlord until completion of Landlord's Work and acceptance thereof by Tenant.

(b) **No Interference**. Neither Tenant nor any Tenant Party (as defined in the Lease) shall interfere with the performance of Landlord's Work, nor with any inspections or issuance of final approvals by applicable Governmental Authorities, and upon any such interference, Landlord shall have the right to exclude Tenant and any Tenant Party from the Premises and the Project until Substantial Completion of Landlord's Work.

(c) **No Acceptance of Premises**. The fact that Tenant may, with Landlord's consent, enter into the Project prior to the date Landlord's Work is Substantially Complete for the purpose of performing Tenant's Work shall not be deemed an acceptance by Tenant of possession of the Premises, but in such event Tenant shall defend with counsel reasonably acceptable by Landlord, indemnify and hold Landlord harmless from and against any loss of or damage to Tenant's property, completed work, fixtures, equipment, materials or merchandise, and from liability for death of, or injury to, any person, caused by the act or omission of Tenant or any Tenant Party.

7. **Miscellaneous**.

(a) **Consents**. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, unless expressly set forth herein to the contrary.

(b) **Modification**. No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

(c) **No Default Performance**. In no event shall Landlord have any obligation to perform any Landlord's Work during any period that Tenant is in default under the Lease (beyond any applicable notice or cure periods).

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Work Letter – Tenant Build **3565 General Atomics/Vividion - Page 6**

Annex 1

Space Plans

LAB
MASS SPEC.
TISSUE CULTURE
HALLWAY
EQUIPMENT
DARK ROOM
AUTOCLAVE / FREEZERS
HUDDLE
COPY
IT
BREAK
VENDOR CONF.
LOBBY
CONF.
OFFICE
HUDDLE
OFFICE
OFFICE
OFFICE
OFFICE
OPEN OFFICE
McFARLANE ARCHITECTS
ALEXANDRIA
1/12/2017
NAUTILUS IV SPEC SUITE
FIRST FLOOR ENLARGED FLOOR PLAN, VIVIDION CONCEPT PLAN
SCALE 1" - 10'0"

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3565 General Atomics/Vividion - Page 1

EXHIBIT D TO LEASE

ACKNOWLEDGMENT OF COMMENCEMENT DATE

This **ACKNOWLEDGMENT OF COMMENCEMENT DATE** is made this _____ day of _____________, ____, between **ARE-3535/3565 GENERAL ATOMICS COURT, LLC**, a Delaware limited liability company ("**Landlord**"), and **VIVIDION THERAPEUTICS, INC.**, a Delaware corporation ("**Tenant**"), and is attached to and made a part of the Lease dated _____________, _____ (the "**Lease**"), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Base Term of the Lease is _____________, _____ and the termination date of the Base Term of the Lease shall be midnight on _____________, _____. In case of a conflict between the terms of the Lease and the terms of this Acknowledgment of Commencement Date, this Acknowledgment of Commencement Date shall control for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT:

VIVIDION THERAPEUTICS, INC.,
a Delaware corporation

By:_________________________________
Its:_________________________________

LANDLORD:

ARE-3535/3565 GENERAL ATOMICS COURT, LLC,
a Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, INC.,
a Maryland corporation,
managing member

By:_________________________________
Its:_________________________________

ALEXANDRIA. Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

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Rules and Regulations **3565 General Atomics/Vividion - Page 1**

EXHIBIT E TO LEASE

Rules and Regulations

1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3. Except for animals assisting the disabled, no animals shall be allowed in the offices, halls, or corridors in the Project.

4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant's expense.

6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8. Tenant shall maintain the Premises free from rodents, insects and other pests.

9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12. Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

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Rules and Regulations **3565 General Atomics/Vividion - Page 2**

13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14. No auction, public or private, will be permitted on the Premises or the Project.

15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16. The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

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3565 General Atomics/Vividion - Page 1

EXHIBIT F TO LEASE

TENANT'S PERSONAL PROPERTY

None.

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722896761.4

3565 General Atomics/Vividion - Page 1

EXHIBIT G TO LEASE

TENANT MAINTENANCE OBLIGATIONS

Maintenance Responsibilities	Astellas	ARE
Exterior / Site		
Landscaping		✓
Pest control - exterior		✓
Parking lot sweeping		✓
Project security (nightly rounds)		✓
Parking lot lighting		✓
Exterior monument and footpath lighting		✓
Landscape irrigation		✓
Exterior window washing		✓
Roof inspections		✓
Backflow preventer certification - Industrial / Domestic		✓
Backflow preventer certification – Fire Sprinklers		✓
Building Interior and Central Plant		
Cold Rooms		✓
Autoclaves		✓
Glassware washers		✓
RO/DI laboratory water systems		✓
Air compressors		✓
Vacuum pumps		✓
Laboratory gas distribution systems	✓	
Emergency eyewash and shower stations	✓	
Internal UPS units	✓	
Elevators		✓
Elevator phone lines		✓
Fire extinguisher inspection / certification		✓
Fire sprinkler system		✓
Fire alarm system (and phone lines)		✓
Building HVAC equipment		✓
Smoke fire dampers		✓
Security (premises burglar alarm)	✓	
Access controls		✓
CCTV (if applicable)		✓
Janitorial – Common areas		✓
Janitorial – In tenant premises	✓	
I/R Testing of electrical systems		✓
Emergency Generator		✓
Central Plant - chillers, boilers, Cooling towers, pumps, etc.		✓

ALEXANDRIA.
Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

722896761.4

3565 General Atomics/Vividion - Page 2

Water Treatment (other than point-of-use in laboratory)		✓
Building Management Systems (DDC)		✓
Environmental Monitoring		✓
Underground parking lot sweeping		✓
Underground parking lot lighting		✓
Underground parking lot Fire and Life Safety systems		✓
Underground parking lot security		✓
Underground parking Janitorial		✓

ALEXANDRIA.
Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

722896761.4

3565 General Atomics/Vividion - Page 1

EXHIBIT H TO LEASE

SECOND REFUSAL SPACE

SECOND REFUSAL SPACE
(FIRST FLOOR)
GENERAL ATOMICS COURT
3535 General Atomics Court
3565 General
Atomics Court
JOHN HOPKINS DRIVE
3530 John
Hopkins Court
3550 John Hopkins Court

ALEXANDRIA.

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

722896761.4